STANDARD OFFICE LEASE

1.             Basic Lease Provisions.

                1.1          Date:                                                                    November 12, 2009

                1.2          Landlord:                                                        The Realty Associates Fund V, L.P.,

                                                                                                                a Delaware limited partnership

                1.3          Tenant:                                                               Auxilio, Inc.,

                                                                                                                a Nevada corporation

                1.4          Building Address:                                       26300 La Alameda, Mission Viejo, California

                1.5          Suite Number(s):                                            100 and 140

                1.6          Rentable Area of Premises:                  6,824

                                (in square feet)

                1.7          Load Factor Percentage:                       14%

                1.8          Use:                                                                         General office

                1.9          Term:                                                                      66 full calendar months

                1.10        Estimated Commencement Date:         March 1, 2010

1.11        Monthly Base Rent:                                                                                   Monthly                  Monthly

                                                                                                                                                                Base Rent             Base Rent

                Period (Months):                  Amount                  Amount:

                                                                                                                1 – 18*                                   $1.85                      $12,624.40

                                                                                                                19 – 30                                  $1.90                      $12,965.60

                                                                                                                31 – 42                                  $1.95                      $13,306.80

                                                                                                                43 – 54                                  $2.00                      $13,648.00

                                                                                                                55 – 66                                  $2.05                      $13,989.20

                                                                                                                * See Exhibit D, Section 1.

                1.12        Base Rent Paid Upon Execution:       $12,624.40

                                                Applied To:                                       7th month

                                                (insert month(s))

                1.13        Security Deposit:                                        $15,388.12

                1.14        Tenant's Share:                                           10.789% (6,842 divided by 63,415)

                1.15        Base Year:                                                        2010

                1.16        Business Hours:                                           8:00 a.m. through 6:00 p.m. Monday through Friday and

                                                                                                                9:00 a.m. through 1:00 p.m. on Saturday, excluding Holidays

                1.17        Non-Business Hours HVAC Charge: $50.00 per hour per HVAC zone (excluding Separate HVAC Unit)

                1.18        Number of Parking Spaces:

                                                Reserved:                                        5 (which shall be clearly marked “Reserved for Auxilio” and located near the exterior entrance to the Premises)

                                                Unreserved:                                  19

                1.19        Initial Monthly Parking

 Rates Per Vehicle:

                                                Reserved:                                        $0.00 and shall remain $0.00 for the initial Term

                                                Unreserved:                                  $0.00 and shall remain $0.00 for the initial Term

                1.20        Real Estate Broker:

                                                Landlord:                                        Grubb & Ellis

                                                Tenant:                                              CRESA Partners

                1.21        Exhibits Attached to Lease:                 Exhibit A - "Premises"; Exhibit B – "Verification Letter";

Exhibit C - "Rules and Regulations"

                                                                                                                Exhibit D – “Addendum to Standard Office Lease”

                                                                                                                Exhibit E – “Work Letter Agreement (Build to Suit with Space Plan Attached)”

                1.22        Addresses for Notices:

                                                Landlord:                                        The Realty Associates Fund V, L.P.

                                                                                                                c/o TA Associates Realty

                                                                                                                1301 Dove Street, Suite 860

                                                                                                                Newport Beach, California 92660

                                                                                                                Attention:  Asset Manager/Crown Valley

                                                                                                                and

                                                                                                                The Realty Associates Fund V, L.P.

                                                                                                                c/o TA Associates Realty

                                                                                                                28 State Street, Tenth Floor

                                                                                                                Boston, Massachusetts 02109

                                                                                                                Attention:  Asset Manager/Crown Valley

                                                With a Copy to:                              Davis Partners LLC

                                                                                                1420 Bristol Street North, Suite 100

                                                                                                                Newport Beach, CA 92660

                                                                                                                Attention:  Property Manager/Crown Valley

and

                                                                                                                Davis Partners LLC

                                                                                                                1420 Bristol Street North, Suite 100

                                                                                                                Newport Beach, California 92660

                                                                                                                Attention:  Property Manager/South Coast Corporate Center

                                                Tenant:                                               Auxilio, Inc.

                                                                                                                26300 La Alameda, Suite 1000

                                                                                                                Mission Viejo, CA 92691

                                                                                                                _____________

                1.23        Interpretation.  The Basic Lease Provisions shall be interpreted in conjunction with all of the other terms and conditions of this Lease.  Other terms and conditions of this Lease modify and expand on the Basic Lease Provisions.  If there is a conflict between the Basic Lease Provisions and the other terms and conditions of this Lease, the other terms and conditions shall control.

2.             Premises.

                2.1          Lease of Premises and Definition of Project.  The "Premises" shall mean the area shown on Exhibit A to this Lease.  Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, upon all of the conditions set forth herein the Premises, together with certain rights to the Common Areas as hereinafter specified.  The Premises shall not include an easement for light, air or view.  The building of which the Premises is a part (the "Building"), the Common Areas (as defined below), the land upon which the same are located, along with all other buildings and improvements designated by Landlord, including all parking facilities, are herein collectively referred to as the "Project."

                2.2          Calculation of Size of Building and Premises.  The number of rentable square feet included within the Building(s) has been calculated in accordance with the methods of measuring rentable square feet, as that method is described in the American National Institute Publication ANSI Z65.1-1996, as promulgated by the Building Owners and Managers Association (the "BOMA Standard").  The number of rentable square feet in the Premises has been calculated by measuring the number of usable square feet within the Premises calculated in accordance with the BOMA Standard and increasing the number of usable square feet by the Load Factor Percentage (as defined in Section 1.7).

                2.3          Common Areas-Defined. The term "Common Areas" is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Project that are designated by Landlord from time to time for the general non-exclusive use of Landlord, Tenant and the other tenants of the Project and their respective employees, suppliers, customers and invitees, including, but not limited to, common entrances, lobbies, corridors, stairwells, public restrooms, elevators, parking areas, loading and unloading areas, roadways and sidewalks.  Landlord may also designate other land and improvements outside the boundaries of the Project to be a part of the Common Areas, provided that such other land and improvements have a reasonable and functional relationship to the Project.

3.             Term.

                3.1          Term and Commencement Date. The term and Commencement Date of this Lease are as specified in Sections 1.9 and 1.10.  The Commencement Date set forth in Section 1.10 is an estimated Commencement Date.  Subject to the limitations contained in Section 3.3 below, the actual Commencement Date shall be the date possession of the Premises is tendered to Tenant in accordance with Section 3.4 below; provided, however, that the Commencement Date shall not occur prior to the date set forth in Section 1.10.  If the actual Commencement Date does not occur on the first day of a calendar month, the term of this Lease shall be extended by the number of days between the actual Commencement Date and the first day of the next calendar month, it being the intention of Landlord and Tenant that the term of the Lease end on the last day of a calendar month.  When the actual Commencement Date is established by Landlord, Landlord shall complete the letter attached here to as Exhibit B and Tenant shall within five (5) days after Landlord's request, execute the letter and deliver it to Landlord.  Tenant's failure to execute the letter within said five (5) day period shall constitute Tenant's acknowledgment of the truth of the facts contained in the letter delivered by Landlord to Tenant.

                3.2          Delay in Possession. Notwithstanding the estimated Commencement Date specified in Section 1.10, if for any reason Landlord cannot deliver possession of the Premises to Tenant on said date or any other date, except as expressly set forth in Exhibit D, Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Tenant hereunder; provided, however, in such a case, Tenant shall not be obligated to pay rent or perform any other obligation of Tenant under this Lease, except as may be otherwise provided in this Lease, until possession of the Premises is tendered to Tenant, as defined in Section 3.4.  If Landlord shall not have tendered possession of the Premises to Tenant within 60 days following the estimated Commencement Date specified in Section 1.10, as the same may be adjusted in accordance with this Section 3.2 or Section 3.3 or in accordance with the terms of any work letter agreement attached to this Lease, Tenant may, at Tenant's option, by notice in writing to Landlord within ten (10) days after the expiration of the 60 day period, terminate this Lease.  If Tenant terminates this Lease as provided in the preceding sentence, the parties shall be discharged from all obligations hereunder, except that Landlord shall return any money previously deposited with Landlord by Tenant; and provided further, that if such written notice by Tenant is not received by Landlord within said ten (10) day period, Tenant shall not have the right to terminate this Lease as provided above unless Landlord fails to tender possession of the Premises to Tenant within 120 days following the estimated Commencement Date specified in Section 1.10, as the same may be adjusted in accordance with this Section 3.2 or Section 3.3 or in accordance with the terms of any work letter agreement attached to this Lease.  If Landlord is unable to deliver possession of the Premises to Tenant on the estimated Commencement Date specified in Section 1.10, as the same may be adjusted in accordance with this Section 3.2 or Section 3.3 or in accordance with the terms of any work letter agreement attached to this Lease, due to a Force Majeure Event (as defined below), such Commencement Date shall be extended by the period of the delay caused by the Force Majeure Event.  A “Force Majeure Event” shall mean fire, earthquake, weather delays or other acts of God, strikes, boycotts, war, riot, insurrection, embargoes, shortages of equipment, labor or materials, delays in issuance of governmental permits or approvals, or any other cause beyond the reasonable control of Landlord.

                3.3          Delays Caused by Tenant. There shall be no abatement of rent, and the 60 day period and the 120 day period specified in Section 3.2 shall be deemed extended, to the extent of any delays caused by acts or omissions of Tenant, Tenant's agents, employees and contractors, or for Tenant delays as defined in any work letter agreement attached to this Lease, if any (hereinafter "Tenant Delays").

                3.4          Tender of Possession. Possession of the Premises shall be deemed tendered to Tenant when Landlord's architect or agent has determined that (a) the improvements to be provided by Landlord pursuant to a work letter agreement, if any, are substantially completed, and, if necessary, have been approved by the appropriate governmental entity, (b) the Project utilities are ready for use in the Premises, (c) Tenant has reasonable access to the Premises, and (d) fourteen (14) days shall have expired following advance written notice to Tenant of the occurrence (or anticipated occurrence) of the matters described in (a), (b) and (c) above of this Section 3.4.  If improvements to the Premises are constructed by Landlord, the improvements shall be deemed "substantially" completed when the improvements have been completed except for minor items or defects which can be completed or remedied after Tenant occupies the Premises without causing substantial interference with Tenant's use of the Premises.

                3.5          Early Possession. If Tenant occupies the Premises prior to the Commencement Date, such occupancy shall be subject to all provisions of this Lease, such occupancy shall not change the termination date, and, except as provided below, Tenant shall pay Base Rent and all other charges provided for in this Lease during the period of such occupancy.  Provided that Tenant does not interfere with or delay the completion by Landlord or its agents or contractors of the construction of any tenant improvements, Tenant shall have the right to enter the Premises up to fourteen (14) days prior to the anticipated Commencement Date for the sole purpose of occupancy, installing furniture, trade fixtures, equipment, and similar items, and Tenant shall have no obligation to begin paying Base Rent or other charges based solely on such occupancy and installation of these items.  Tenant shall be liable for any damages or delays caused by Tenant's activities at the Premises.  Prior to entering the Premises Tenant shall obtain all insurance it is required to obtain by the Lease and shall provide certificates of said insurance to Landlord.  Tenant shall coordinate such entry with Landlord's building manager, and such entry shall be made in compliance with all terms and conditions of this Lease and the Rules and Regulations attached hereto.

4.             Rent.

                4.1          Base Rent. Tenant shall pay to Landlord the Base Rent for the Premises set forth in Section 1.11, without offset, demand or deduction except as expressly permitted under this Lease, on or before the first day of each calendar month.  At the time Tenant executes this Lease it shall pay to Landlord the advance Base Rent described in Section 1.12.  Base Rent for any period during the term hereof which is for less than one month shall be prorated based upon the actual number of days of the calendar month involved.  Base Rent and all other amounts payable to Landlord hereunder shall be payable to Landlord in lawful money of the United States, and Tenant shall be responsible for delivering said amounts to Landlord at the address stated herein or to such other persons or to such other places as Landlord may designate in writing.

4.2          Operating Expense Increases. Tenant shall pay to Landlord during the term hereof, in addition to the Base Rent, Tenant's Share of the amount by which all Operating Expenses for each Comparison Year exceeds the amount of all Operating Expenses for the Base Year.  If less than 95% of the rentable square feet in the Project is occupied by tenants or Landlord is not supplying services to 95% of the rentable square feet of the Project at any time during any calendar year (including the Base Year), Operating Expenses for such calendar year shall be an amount equal to the Operating Expenses which would normally be expected to be incurred had 95% of the Project's rentable square feet been occupied and had Landlord been supplying services to 95% of the Project's rentable square feet throughout such calendar year. Base Year Operating Expenses shall not include market-wide labor-rate increases due to extraordinary circumstances, including, but not limited to, boycotts and strikes, and utility rate increases due to extraordinary circumstances including, but not limited to, conservation surcharges, boycotts, embargoes or other shortages.  Notwithstanding anything in this Lease to the contrary, Controllable Operating Expenses shall not be increased by more than five percent (5%) per annum, as further described in Exhibit D Section 4, attached hereto and incorporated herein.  Tenant's Share of Operating Expense increases shall be determined in accordance with the following provisions:

                                (a)           "Tenant's Share" is defined as the percentage set forth in Section 1.14, which percentage has been determined by dividing the number of rentable square feet in the Premises by the number of rentable square feet in the Project and multiplying the resulting quotient by one hundred (100).  In the event that the number of rentable square feet in the Project or the Premises changes, Tenant's Share shall be adjusted in the year the change occurs, and Tenant's Share for such year shall be determined on the basis of the days during such year that each Tenant's Share was in effect.

                                (b)           "Comparison Year" is defined as each calendar year during the term of this Lease after the Base Year.  Tenant's Share of the Operating Expense increases for the last Comparison Year of the Lease Term shall be prorated according to that portion of such Comparison Year as to which Tenant is responsible for a share of such increase.

                                (c)           Subject to the limitations set forth in (d) below, "Operating Expenses" shall include all costs, expenses and fees incurred by Landlord in connection with or attributable to the Project, including but not limited to, the following items: (i) all costs, expenses and fees associated with or attributable to the ownership, management, operation, repair, maintenance, improvement, alteration and replacement of the Project, or any part thereof, including but not limited to, the following: (A) all surfaces, coverings, decorative items, carpets, drapes, window coverings, parking areas, loading and unloading areas, trash areas, roadways, sidewalks, stairways, walls, structural elements, landscaped areas, striping, bumpers, irrigation systems, lighting facilities, building exteriors and roofs, fences and gates; (B) all heating, ventilating and air conditioning equipment ("HVAC"), plumbing, mechanical, and electrical systems, life safety systems and equipment, telecommunication equipment, elevators, escalators, tenant directories, fire detection systems including sprinkler system maintenance and repair; (ii) the cost of trash disposal, janitorial services and security services and systems;  (iii) the cost of all insurance purchased by Landlord and enumerated in Section 8 of this Lease, including any deductibles; (iv) the cost of water, sewer, gas, electricity, and other utilities available at the Project and paid by Landlord; (v) the cost of labor, salaries and applicable fringe benefits incurred by Landlord; (vi) the cost of materials, supplies and tools used in managing, maintaining and/or cleaning the Project; (vii) the cost of accounting fees, management fees, legal fees and consulting fees attributable to the ownership, operation, management, maintenance and repair of the Project plus the cost of any space occupied by the property manager and leasing agent (if Landlord is the property manager, Landlord shall be entitled to receive a fair market management fee); (viii) the cost of operating, replacing, modifying and/or adding improvements or equipment mandated by any law, statute, regulation or directive of any governmental agency and any repairs or removals necessitated thereby (including, but not limited to, the cost of complying with the Americans With Disabilities Act and regulations of the Occupational Safety and Health Administration); (ix) payments made by Landlord under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the payment or sharing of costs among property owners; (x) any business property taxes or personal property taxes imposed upon the fixtures, machinery, equipment, furniture and personal property used in connection with the operation of the Project; (xi) the cost of all business licenses, any gross receipt taxes based on rental income or other payments received by Landlord, commercial rental taxes or any similar taxes or fees; (xii) transportation taxes, fees or assessments, including but not limited to, mass transportation fees, metrorail fees, trip fees, regional and transportation district fees, (xiii) all costs and expenses associated with or related to the implementation by Landlord of any transportation demand management program or similar program; (xiv) fees assessed by any air quality management district or other governmental or quasi-governmental entity regulating pollution; (xv) the cost of installing intrabuilding network cabling ("INC") and maintaining, repairing, securing and replacing existing INC; and  (xvi) the cost of any other service provided by Landlord or any cost that is elsewhere stated in this Lease to be an "Operating Expense."  Real Property Taxes shall be paid in accordance with Section 10 below and shall not be included in Operating Expenses.  Landlord shall have the right but not the obligation, from time to time, to equitably allocate some or all of the Operating Expenses among different tenants of the Project or among the different buildings which comprise the Project (the "Cost Pools").  Such Cost Pools may include, but shall not be limited to, the office space tenants of the Project and the retail space tenants of the Project.

                                (d)           Notwithstanding anything to the contrary contained in the Lease, Operating Expenses shall be defined so as to exclude the following: (i) all costs associated with defending any lawsuits with any mortgagee or tenant and costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord's interest in the Building; (ii) all costs (including permit, license and inspection fees) incurred in order to construct tenant improvements in space to be occupied exclusively by tenants or in renovating or redecorating vacant space which is intended for the exclusive occupancy by tenants in the future, including the cost of alterations or improvements to the Premises; (iii) leasing commissions and attorney fees incurred in connection with leasing space in the Project to tenants; (iv) reserves for equipment or capital replacement; (v) depreciation and amortization of the Building; (vi) interest, principal, points and fees on debt or amortization payments on any mortgages or deeds of trust or any other debt instrument encumbering the Building; (vii) bad debt loss, rent loss, or reserves for bad debt or rent loss; (viii) costs of services, supplies or other materials provided by Landlord or its affiliates to the extent that the cost of such services, supplies or materials exceeds the fair market value of such services, supplies or materials; (ix) advertising and promotional costs; (x) Landlord's income taxes, inheritance taxes and estate taxes; (xi) the cost of repairs or other work undertaken by reason of fire, windstorm or other casualty to the extent that Landlord actually receives reimbursement for such costs from insurance proceeds (except that insurance deductibles shall be included in Operating Expenses); (xii) costs of repair or replacement for any item covered by a warranty if the cost of repair is actually reimbursed to Landlord by the entity providing the warranty; (xiii) costs for which Landlord actually receives reimbursement by its insurance carrier or by any tenant's insurance carrier; (xiv) fines, penalties or interest resulting from the gross negligence or willful misconduct of the Landlord; (xv) rental payments and any related costs pursuant to any ground lease of land underlying all or any portion of the Building; (xvi) costs, fees, dues, contributions or similar expenses for political or charitable organizations (Operating Expenses may include the cost of fees and dues of industry associations); (xvii) overhead and profit increment paid to Landlord or to subsidiary or affiliates of Landlord for goods and/or services in or to the Project to the extent that same materially exceeds the costs of such goods and/or services rendered by an affiliated third party on a competitive basis; (xviii) Landlord’s general corporate overhead and general and administrative expenses; (xix) in-house legal and/or accounting fees and (xx) costs of items considered capital replacements or improvements under generally accepted accounting principles consistently applied (“Capital Items”), except for (1) the annual amortized cost incurred by Landlord after the Commencement Date for any capital improvements installed or paid for by Landlord and required by any new (or change in) laws, rules or regulations of any governmental or quasi governmental authority which are enacted or first enforced after the Commencement Date; (2) the annual amortized cost of any equipment, device or capital improvement purchased or incurred as a labor saving measure or to affect other economics in the operation or maintenance of the Building and/or Project; provided that the amortized cost is reasonably expected to be less than the savings generated to the Project or Premises .  If, in any calendar year following the Base Year, (a “Subsequent Year”), a new type of expense item (e.g. earthquake insurance) is included in Operating Expenses which was not included in the Base Year Operating Expenses, then the cost of such new type of item shall be added to the Base Year Operating Expenses for purposes of determining the Operating Expenses payable under this Lease for such Subsequent Year; provided, however, in no event shall any Capital Item ever be included in the Base Year Operating Expenses.  During each Subsequent Year, the same amount shall continue to be included in the computation of Operating Expenses for the Base Year, resulting in each such Subsequent Year Operating Expenses only including the increase in the cost of such new item over the Base Year, as so adjusted.  However, if in any Subsequent Year thereafter, such new item is not included in Operating Expenses, no such addition shall be made to Base Year Operating Expenses.  Conversely, as reasonably determined by Landlord, when an expense item that was originally included in the Base Year Operating Expenses is, in any Subsequent Year, no longer included in Operating Expenses, then the cost of such item shall be deleted from the Base Year Operating Expenses for purposes of determining the Operating Expenses payable under this Lease for such Subsequent Year.  The same amount shall continue to be deleted from the Base Year Operating Expenses for each Subsequent Year thereafter that the item is not included.

                                (e)           Intentionally deleted.

                                (f)            Tenant's Share of Operating Expense increases shall be payable by Tenant within  thirty (30) days after a reasonably detailed statement of actual expenses is presented to Tenant by Landlord.  At Landlord's option, however, Landlord may, from time to time, estimate what Tenant's Share of Operating Expense increases will be, and the same shall be payable by Tenant monthly during each Comparison Year of the Lease term, on the same day as the Base Rent is due hereunder.  In the event that Tenant pays Landlord's estimate of Tenant's Share of Operating Expense increases, Landlord shall use commercially reasonable efforts to deliver to Tenant within one hundred eighty (180) days after the expiration of each Comparison Year a reasonably detailed statement (the "Statement") showing Tenant's Share of the actual Operating Expense increases incurred during such year.  Landlord's failure to deliver the Statement to Tenant within said period shall not constitute Landlord's waiver of its right to collect said amounts or otherwise prejudice Landlord's rights hereunder.  If Tenant's payments under this Section 4.2(f) during said Comparison Year exceed Tenant's Share as indicated on the Statement, Tenant shall be entitled to credit the amount of such overpayment against Tenant's Share of Operating Expense increases next falling due.  If Tenant's payments under this Section 4.2(f) during said Comparison Year were less than Tenant's Share as indicated on the Statement, Tenant shall pay to Landlord the amount of the deficiency within thirty (30) days after delivery by Landlord to Tenant of the Statement.  Landlord and Tenant shall forthwith adjust between them by cash payment any balance determined to exist with respect to that portion of the last Comparison Year for which Tenant is responsible for Operating Expense increases, notwithstanding that the Lease term may have terminated before the end of such Comparison Year; and this provision shall survive the expiration or earlier termination of the Lease.

                                (g)           The computation of Tenant's Share of Operating Expense increases is intended to provide a formula for the sharing of costs by Landlord and Tenant and will not necessarily result in the reimbursement to Landlord of the exact costs it has incurred.  Landlord shall not collect or be entitled to collect Operating Expenses from all of its tenants in an amount which is in excess of 100% of the Operating Expenses actually paid by Landlord in connection with the operation of the Project.

                                (h)           If Tenant disputes the amount set forth in the Statement, Tenant shall have the right, at Tenant's sole expense, not later than 180 days following receipt of such Statement, to cause Landlord's books and records with respect to the calendar year which is the subject of the Statement to be audited by a certified public accountant mutually acceptable to Landlord and Tenant.  The audit shall take place at the offices of Landlord where its books and records are located at a mutually convenient time during Landlord's regular business hours.  Tenant's Share of Operating Expenses shall be appropriately adjusted based upon the results of such audit, and the results of such audit shall be final and binding upon Landlord and Tenant.   The accountant conducting the audit shall be compensated on an hourly basis and shall not be compensated based upon a percentage of overcharges it discovers.  No assignee shall conduct an audit for any period during which such assignee was not in possession of the Premises.  Tenant's right to undertake an audit with respect to any calendar year shall expire180  days after Tenant's receipt of the Statement for such calendar year, and such Statement shall be final and binding upon Tenant and shall, as between the parties, be conclusively deemed correct, at the end of such 180 day period, unless prior thereto Tenant shall have given Landlord written notice of its intention to audit Operating Expenses for the calendar year which is the subject of the Statement.  If Tenant gives Landlord notice of its intention to audit Operating Expenses, it must commence and complete such audit within 180 days after such notice is delivered to Landlord.  If Tenant does not commence and complete the audit within such periods, the Statement which Tenant elected to audit shall be deemed final and binding upon Tenant and shall, as between the parties, be conclusively deemed correct.  Tenant agrees that the results of any Operating Expense audit shall be kept strictly confidential by Tenant and shall not be disclosed to any other person or entity.

5.             Security Deposit.  Tenant shall deliver to Landlord at the time it executes this Lease the security deposit set forth in Section 1.13 as security for Tenant's faithful performance of Tenant's obligations hereunder.  If Tenant fails to pay Base Rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, Landlord may use all or any portion of said deposit for the payment of any Base Rent or other charge due hereunder, to pay any other sum to which Landlord may become obligated by reason of Tenant's default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby.  If Landlord so uses or applies all or any portion of said deposit, Tenant shall within ten (10) days after written demand therefor deposit cash with Landlord in an amount sufficient to restore said deposit to its full amount.  Landlord shall not be required to keep said security deposit separate from its general accounts.  If Tenant performs all of Tenant's obligations hereunder, said deposit, or so much thereof as has not heretofore been applied by Landlord, shall be returned, without payment of interest or other amount for its use, to Tenant (or, at Landlord's option, to the last assignee, if any, of Tenant's interest hereunder) at the expiration of the term hereof, and after Tenant has vacated the Premises.  No trust relationship is created herein between Landlord and Tenant with respect to said security deposit.  Tenant acknowledges that the security deposit is not an advance payment of any kind or a measure of Landlord's damages in the event of Tenant's default.  Tenant hereby waives the provisions of any law which is inconsistent with this Section 5 including, but not limited to, Section 1950.7 of the California Civil Code.

6.             Use.

                6.1          Use. The Premises shall be used and occupied only for the purpose set forth in Section 1.8 and for no other purpose. If Section 1.8 gives Tenant the right to use the Premises for general office use, by way of example and not limitation, general office use shall not include medical office use or any similar use, laboratory use, classroom use, an executive suite or similar use, any use not characterized by applicable zoning and land use restrictions as general office use, any use which would require Landlord or Tenant to obtain a conditional use permit or variance from any federal, state or local authority, or any other use not compatible, in Landlord's sole judgment, with a first class office building.  Notwithstanding any permitted use inserted in Section 1.8, Tenant shall not use the Premises for any purpose which would violate the Project's certificate of occupancy, any conditional use permit or variance applicable to the Project or violate any covenants, conditions or other restrictions applicable to the Project.  No exclusive use has been granted to Tenant hereunder.

                6.2          Compliance with Law.

                                (a)           Landlord represents and warrants to Tenant that to Landlord’s actual knowledge the Premises, in the state existing as of the date set forth in Section 1.1, but without regard to alterations or improvements to be made by Tenant or the use for which Tenant will occupy the Premises, does not violate any covenants or restrictions of record, or any applicable building code, regulation or ordinance in effect on such date.  As used in this Lease, Landlord’s actual knowledge shall mean and be limited to the actual knowledge of the person who is the Building owner’s asset manager (not the Building’s property manager) on the date set forth in Section 1.1, without duty of investigation, and such asset manager shall have no personal liability if such representation or warranty is untrue.  Landlord’s representation and warranty that improvements comply with applicable building codes, regulations and ordinances shall mean that to Landlord’s actual knowledge the improvements complied with the codes, regulations and ordinances in effect when the improvements were originally constructed.  If Tenant occupies the Premises at the time this Lease is executed, this warranty shall be of no force or effect.

                                (b)           Tenant shall, at Tenant's sole expense, promptly comply with all applicable laws, ordinances, rules, regulations, orders, certificates of occupancy, conditional use or other permits, variances, covenants and restrictions of record, the recommendations of Landlord's engineers or other consultants, and requirements of any fire insurance underwriters, rating bureaus or government agencies, now in effect or which may hereafter come into effect, whether or not they reflect a change in policy from that now existing, during the term or any part of the term hereof, relating in any manner to the Premises or the occupation and use by Tenant of the Premises (“Legal Requirements”).  Tenant shall, at Tenant's sole expense, comply with all requirements of the Americans With Disabilities Act that relate to the Premises, and all federal, state and local laws and regulations governing occupational safety and health.  Notwithstanding the foregoing, in no event shall Tenant be required to make changes required by Legal Requirements to the Building's electrical, HVAC, plumbing, life safety or similar systems, or to the structural components of the Premises ("Landlord Changes"), unless such changes are required due to Tenant’s negligence or misuse of the Premises, Tenant's alteration of the Premises or Tenant’s particular use of the Premises.  If the changes are required due to Tenant’s negligence or misuse of the Premises, Tenant's alteration of the Premises or Tenant’s particular use of the Premises, Landlord shall make such changes and Tenant shall reimburse Landlord for the reasonable cost thereof.  With respect to other Landlord Changes, Landlord shall cause same to be completed, and subject to the other limitations contained in this Lease, the cost thereof may be included in Operating Expenses.  Tenant shall conduct its business and use the Premises in a lawful manner and shall not use or permit the use of the Premises or the Common Areas in any manner that will tend to create dangerous situations, waste or a nuisance or shall tend to disturb other occupants of the Project.  Tenant shall obtain, at its sole expense, any permit or other governmental authorization required to operate its business from the Premises.  Landlord shall not be liable for the failure of any other tenant or person to abide by the requirements of this section or to otherwise comply with applicable laws and regulations, and Tenant shall not be excused from the performance of its obligations under this Lease due to such a failure.

                6.3          Condition of Premises.  Except as otherwise provided in this Lease, Tenant hereby accepts the Premises and the Project in their condition existing as of the date this Lease is executed by Landlord and Tenant, subject to all applicable federal, state and local laws, ordinances, regulations and permits governing the use of the Premises, the Project's certificate of occupancy, any applicable conditional use permits or variances, and any easements, covenants or restrictions affecting the use of the Premises or the Project.  Subject to the foregoing, Landlord represents and warrants to Tenant that  to Landlord’s actual knowledge (a) Landlord is the sole fee owner of the Building, the Premises and the Project; (b) there are no encumbrances, liens, agreements, covenants in effect that would materially or unreasonably limit Tenant’s rights hereunder; (c) Landlord is unaware of any impending condemnation plans, proposed assessments or other adverse conditions relating to the Premises or the Project, and (d) there are no Hazardous Substances (as defined in Section 23.1) in or about the Building or the Premises in violation of applicable laws.  Tenant acknowledges that it has satisfied itself by its own independent investigation that the Premises and the Project are suitable for its intended use and that its use is permitted by applicable laws and regulations, and that except as set forth in this Lease, neither Landlord nor Landlord's agents has made any representation or warranty as to the present or future suitability of the Premises, or the Project for the conduct of Tenant's business.

7.             Maintenance, Repairs and Alterations.

                7.1          Landlord's Obligations. Landlord shall keep the Project (excluding the interior of the Premises and space leased to other occupants of the Project) in good condition and repair.  If plumbing pipes, electrical wiring, HVAC ducts or vents within the Premises are in need of repair, Tenant shall immediately notify Landlord, and Landlord shall cause the repairs to be completed within a reasonable time, and Tenant shall immediately pay the entire cost of the repairs to Landlord if such repairs are necessitated by Tenant’s negligence or misuse.  Except as provided in Section 9.3, there shall be no abatement of rent or liability to Tenant on account of any injury or interference with Tenant's business with respect to any improvements, alterations or repairs made by Landlord to the Project or any part thereof.  Notwithstanding anything to the contrary in the Lease, Landlord shall not make any permanent changes, additions or alterations to the Building or the Project that materially adversely (a) impair access to or use of the Premises; or (b) affect the conduct of Tenant’s customary business therein.

                7.2          Tenant's Obligations.

                                (a)           Subject to the requirements of Section 7.3, Tenant shall be responsible for keeping the Premises in good condition and repair, at Tenant's sole expense.  By way of example, and not limitation, Tenant shall be responsible, at Tenant's sole expense, for repairing and/or replacing, carpet, marble, tile or other flooring, paint, wall coverings, corridor and interior doors and door hardware, telephone and computer equipment, interior glass, window treatments, ceiling tiles, shelving, cabinets, millwork and other tenant improvements.  In addition, Tenant shall be responsible for the installation, maintenance and repair of all telephone, computer and related cabling from the telephone terminal room on the floor on which the Premises is located to and throughout the Premises, and Tenant shall be responsible for any loss, cost, damage, liability and expense (including attorneys' fees) arising out of or related to the installation, maintenance, repair and replacement of such cabling.  If Tenant fails to keep the Premises in good condition and repair, Landlord may, but shall not be obligated to, make any necessary repairs.  If Landlord makes such repairs, Landlord may bill Tenant for the cost of the repairs as additional rent, and said additional rent shall be payable by Tenant within ten (10) days.

                                (b)           On the last day of the term hereof, or on any sooner termination, Tenant shall surrender the Premises to Landlord in the same condition as received, ordinary wear and tear and casualty damage excepted, clean and free of debris and Tenant's personal property.  Tenant shall repair any damage to the Premises occasioned by the installation or removal of Tenant's trade fixtures, furnishings and equipment.  Tenant shall leave the electrical distribution systems, plumbing systems, lighting fixtures, HVAC ducts and vents, window treatments, wall coverings, carpets and other floor coverings, doors and door hardware, millwork, ceilings and other tenant improvements at the Premises in good condition, ordinary wear and tear excepted.  Landlord shall have the right (i) to require Tenant to remove any telecommunications or other cabling installed by Tenant in the Premises as part of the original tenant improvements (whether constructed by Landlord or Tenant) or at later times during the term of the Lease (collectively, “Cabling”) or (ii) to leave all or part of the Cabling and, in this event, Tenant shall label the cabling it leaves so that Landlord can determine the purpose of the Cabling.

                7.3          Alterations and Additions.

                                (a)           Except as provided below, Tenant shall not, without Landlord's prior written consent, which may be given or withheld in Landlord's sole discretion, make any alterations, improvements, additions, utility installations or repairs (hereinafter collectively referred to as "Alterations") in, on or about the Premises or the Project.  Alterations shall include, but shall not be limited to, the installation or alteration of security or fire protection systems, communication systems, millwork, shelving, file retrieval or storage systems, carpeting or other floor covering, painting, window and wall coverings, electrical distribution systems, lighting fixtures, telephone or computer system wiring, HVAC and plumbing.  Notwithstanding the foregoing, Landlord’s consent shall not be required for cosmetic, non‑structural alterations ("Cosmetic Alterations") to the inside of the Premises (e.g., paint and carpet, communication systems, telephone and computer system wiring) that do not (i) involve the expenditure of more than $5,000 in the aggregate, (ii) affect the exterior appearance of the Building, (iii) affect the Building’s electrical, plumbing, HVAC, life, fire, safety or security systems, (iv) affect the structural elements of the Building or (v) adversely affect any other tenant of the Project.  At the expiration of the term, Landlord may require the removal of any Alterations installed by Tenant and the restoration of the Premises and the Project to their prior condition, at Tenant's expense.  If a work letter agreement is entered into by Landlord and Tenant, Tenant shall not be obligated to remove the tenant improvements constructed in accordance with the work letter agreement.  If, as a result of any Alteration made by Tenant, Landlord is obligated to comply with the Americans With Disabilities Act or any other law or regulation and such compliance requires Landlord to make any improvement or Alteration to any portion of the Project, as a condition to Landlord's consent, Landlord shall have the right to require Tenant to.   In addition, Tenant shall pay to Landlord a fee equal to three percent (3%) of the cost of the Alterations (excluding Cosmetic Alterations) to compensate Landlord for the overhead and other costs it incurs in reviewing the plans for the Alterations and in monitoring the construction of the Alterations (the “Landlord Fee”).  If Landlord incurs reasonable architectural, engineering or other consultants’ fees in evaluating such Alterations, Tenant shall reimburse Landlord for these reasonable fees in addition to the Landlord Fee.  If Tenant proposes Alterations to Landlord but subsequently elects not to construct the Alterations, and Landlord has incurred costs in reviewing Tenant’s proposed Alterations (e.g., reasonable architect’s, engineer’s or property management fees), Tenant shall reimburse Landlord for the reasonable costs incurred by Landlord within thirty (30) days after written demand.  Should Tenant make any Alterations without the prior approval of Landlord, or use a contractor not expressly approved by Landlord, Landlord may, at any time during the term of this Lease, require that Tenant remove all or part of the Alterations and return the Premises to the condition it was in prior to the making of the Alternations.  In the event Tenant makes any Alterations, Tenant agrees to obtain or cause its contractor to obtain, prior to the commencement of any work, "builders all risk" insurance in an amount approved by Landlord and workers compensation insurance.

                                (b)           Any Alterations in or about the Premises that Tenant shall desire to make shall be presented to Landlord in written form, with plans and specifications which are sufficiently detailed to obtain a building permit.  If Landlord consents to an Alteration, the consent shall be deemed conditioned upon Tenant acquiring a building permit from the applicable governmental agencies, furnishing a copy thereof to Landlord prior to the commencement of the work, and compliance by Tenant with all conditions of said permit in a prompt and expeditious manner.  Tenant shall provide Landlord with as-built plans and specifications for any Alterations made to the Premises.

                                (c)           Tenant shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Tenant at or for use in the Premises, which claims are or may be secured by any mechanic's or materialmen's lien against the Premises or the Project, or any interest therein.  If Tenant shall, in good faith, contest the validity of any such lien, Tenant shall furnish to Landlord a surety bond satisfactory to Landlord in an amount equal to not less than one and one half times the amount of such contested lien claim indemnifying Landlord against liability arising out of such lien or claim.  Such bond shall be sufficient in form and amount to free the Project from the effect of such lien.  In addition, Landlord may require Tenant to pay Landlord's reasonable attorneys' fees and costs incurred as a result of any such lien.

                                (d)           Tenant shall give Landlord not less than ten (10) days' advance written notice prior to the commencement of any work in the Premises by Tenant, and Landlord shall have the right to post notices of non-responsibility in or on the Premises or the Project.

                                (e)           All Alterations (whether or not such Alterations constitute trade fixtures of Tenant) which may be made to the Premises by Tenant shall be paid for by Tenant, at Tenant's sole expense, and shall be made and done in a good and workmanlike manner and with new materials satisfactory to Landlord, and such Alteration shall be the property of Landlord and remain upon and be surrendered with the Premises at the expiration of the Lease term, unless Landlord requires their removal pursuant to Section 7.3(a).  Provided Tenant is not in default, Tenant's personal property and equipment, other than that which is affixed to the Premises so that it cannot be removed without material damage to the Premises or the Project, shall remain the property of Tenant and may be removed by Tenant subject to the provisions of Section 7.2(b).

                7.4          Failure of Tenant to Remove Property.  If this Lease is terminated due to the expiration of its term or otherwise, and Tenant fails to remove its property as required by Section 7.2(b), in addition to any other remedies available to Landlord under this Lease, and subject to any other right or remedy Landlord may have under applicable law, Landlord may remove any property of Tenant from the Premises and store the same elsewhere at the expense and risk of Tenant.

8.             Insurance.

                8.1          Insurance-Tenant.

                                (a)           Tenant shall obtain and keep in force during the term of this Lease a commercial general liability policy of insurance with coverages acceptable to Landlord, in Landlord's reasonable discretion, which, by way of example and not limitation, protects Tenant and Landlord (as an additional insured) against claims for bodily injury, personal injury and property damage based upon, involving or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto.  Such insurance shall be on an occurrence basis providing coverage in an amount not less than $2,000,000 per occurrence and not less than $2,000,000 in the aggregate with an "Additional Insured-Managers and Landlords of Premises Endorsement" and contain the "Amendment of the Pollution Exclusion" for damage caused by heat, smoke or fumes from a hostile fire.  The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an "insured contract" for the performance of Tenant's indemnity obligations under this Lease.

                                (b)           Tenant shall obtain and keep in force during the term of this Lease “Causes of Loss – Special Form” extended coverage property insurance (previously known as “all risk” property insurance) with coverages acceptable to Landlord, in Landlord's reasonable discretion.  Said insurance shall be written on a one hundred percent (100%) replacement cost basis on Tenant's personal property, all tenant improvements installed at the Premises by Landlord or Tenant, Tenant's trade fixtures and other property.  By way of example, and not limitation, such policies shall provide protection against any peril included within the classification "fire and extended coverage," against vandalism and malicious mischief, theft and sprinkler leakage.  Tenant’s policy shall include endorsements to insure Tenant against losses to valuable papers, records and computer equipment and to compensate Tenant for the cost of recovering lost data.  To the extent that Tenant’s policy covers tenant improvements to the Premises, Landlord shall be a loss payee on such policy.  Tenant shall also obtain earthquake insurance, and if the Project is in Flood Zone A or V, Tenant shall obtain flood insurance, and the terms of such insurance policies shall be reasonably acceptable to Landlord.  If this Lease is terminated as the result of a casualty in accordance with Section 9, the proceeds of said insurance attributable to the replacement of all tenant improvements at the Premises shall be paid to Landlord.  If insurance proceeds are available to repair the tenant improvements, at Landlord's option, all insurance proceeds Tenant is entitled to receive to repair the tenant improvements shall be paid by the insurance company directly to Landlord, Landlord shall select the contractor to repair and/or replace the tenant improvements, and Landlord shall cause the tenant improvements to be repaired and/or replaced to the extent insurance proceeds are available.

                                (c)           Tenant shall, at all times during the term hereof, maintain the following insurance with coverages reasonably acceptable to Landlord (i) workers’ compensation insurance as required by applicable law, (ii) employers liability insurance with limits of at least $1,000,000 per occurrence, (iii) automobile liability insurance for owned, non-owned and hired vehicles with limits of at lease $1,000,000 per occurrence and (iv) business interruption and extra expense insurance.  In addition to the insurance required in (i), (ii), (iii) and (iv) above, Landlord shall have the right to require Tenant to increase the limits of its insurance and/or obtain such additional insurance as is customarily required by landlords owning similar real property in the geographical area of the Project.

                8.2          Insurance-Landlord.

                                (a)           Landlord shall obtain and keep in force a policy of general liability insurance with coverage against such risks and in such amounts as Landlord deems advisable insuring Landlord against liability arising out of the ownership, operation and management of the Project.

                                (b)           Landlord shall also obtain and keep in force during the term of this Lease a policy or policies of insurance covering loss or damage to the Project in the amount of  the replacement cost thereof (excluding foundations and similar items), as determined by Landlord from time to time.  The terms and conditions of said policies, their deductibles and the perils and risks covered thereby shall be determined by Landlord, from time to time, in Landlord's sole discretion.  In addition, at Landlord's option, Landlord shall obtain and keep in force, during the term of this Lease, a policy of rental interruption insurance, with loss payable to Landlord, which insurance shall, at Landlord's option, also cover all Operating Expenses.  At Landlord's option, Landlord may obtain insurance coverages and/or bonds related to the operation of the parking areas.  At Landlord's option, Landlord may obtain coverage for flood and earthquake damages.  In addition, Landlord shall have the right to obtain such additional insurance as is customarily carried by owners or operators of other comparable office buildings in the geographical area of the Project.  Tenant will not be named as an additional insured in any insurance policies carried by Landlord and shall have no right to any proceeds therefrom.  The policies purchased by Landlord shall contain such deductibles as Landlord may determine.  In addition to amounts payable by Tenant in accordance with Section 4.2, Tenant shall pay any increase in the property insurance premiums for the Project over what was payable immediately prior to the increase to the extent the increase is specified by Landlord's insurance carrier as being caused by the nature of Tenant's occupancy or any act or omission of Tenant.

                8.3          Insurance Policies.  Tenant shall deliver to Landlord certificates for the insurance policies required under Section 8.1 concurrently with the execution of this Lease using an ACORD 27 form or a similar form approved by Landlord.  Tenant's insurance policies shall not be cancelable or subject to reduction of coverage or other modification except after thirty (30) days prior written notice to Landlord.  Tenant shall, at least thirty (30) days prior to the expiration of such policies, furnish Landlord with renewals thereof.  Tenant's insurance policies shall be issued by insurance companies authorized to do business in the state in which the Project is located, and said companies shall maintain during the policy term a "General Policyholder's Rating" of at least A and a financial rating of at least "Class X" (or such other rating as may be required by any lender having a lien on the Project) as set forth in the most recent edition of "Best Insurance Reports."  All insurance obtained by Tenant shall be primary to and not contributory with any similar insurance carried by Landlord, whose insurance shall be considered excess insurance only.  Landlord, Landlord’s property manager and lender(s) and their respective officers, shareholders, directors, partners, members, managers, employees, successors and assigns, shall be included as additional insureds under Tenant’s commercial general liability policy and under the Tenant’s excess or umbrella policy, if any, using ISO additional insured endorsement CG 20 11 or a substitute providing equivalent coverage.  Tenant's insurance policies shall not include deductibles in excess of $5,000.

                8.4          Waiver of Subrogation.  Landlord waives any and all rights of recovery against Tenant and Tenant’s employees and agents for or arising out of damage to, or destruction of, the Project to the extent that Landlord's insurance policies then in force insure against such damage or destruction (or to the extent of what would have been covered had Landlord maintained the insurance required to be carried under this Lease) and permit such waiver.  Tenant waives any and all rights of recovery against Landlord and Landlord's employees and agents for or arising out of damage to, or destruction of, the Project to the extent that Tenant's insurance policies then in force insure against such damage or destruction (or to the extent of what would have been covered had Tenant maintained the insurance required to be carried under this Lease) and permit such waiver. Tenant shall cause the insurance policies it obtains in accordance with Section 8.1 relating to property damage to provide that the insurance company waives all right of recovery by subrogation against Landlord in connection with any liability or damage covered by Tenant's insurance policies.

                8.5          Coverage.  Landlord makes no representation to Tenant that the limits or forms of coverage specified above or approved by Landlord are adequate to insure Tenant's property or Tenant's obligations under this Lease, and the limits of any insurance carried by Tenant shall not limit Tenant's obligations or liability under any indemnity provision included in this Lease or under any other provision of this Lease.

9.             Damage or Destruction.

                9.1          Effect of Damage or Destruction.  If all or part of the Project is damaged by fire, earthquake, flood, explosion, the elements, riot, the release or existence of Hazardous Substances (as defined below) or by any other cause whatsoever (hereinafter collectively referred to as "Damages"), but the Damages are not material (as defined in Section 9.2 below), Landlord shall repair the Damages to the Project as soon as is reasonably possible, and this Lease shall remain in full force and effect.  If all or part of the Project is destroyed or materially damaged (as defined in Section 9.2 below), Landlord shall have the right, in its sole and complete discretion, to repair or to rebuild the Project or to terminate this Lease.  Landlord shall within one hundred twenty (120) days after the discovery of such material damage or destruction notify Tenant in writing of Landlord's intention to repair or to rebuild or to terminate this Lease.  Tenant shall in no event be entitled to compensation or damages on account of annoyance or inconvenience in making any repairs, or on account of construction, or on account of Landlord's election to terminate this Lease.  Notwithstanding the foregoing, if Landlord shall elect to rebuild or repair the Project after material damage or destruction, but in good faith determines that the Premises cannot be substantially repaired within three hundred sixty (360) days after the date of the discovery of the material damage or destruction, without payment of overtime or other premiums, and the damage to the Project will render the entire Premises unusable during said three hundred sixty (360) day period, Landlord shall notify Tenant thereof in writing at the time of Landlord's election to rebuild or repair, and Tenant shall thereafter have a period of fifteen (15) days within which Tenant may elect to terminate this Lease, upon thirty (30) days' advance written notice to Landlord.  Tenant's termination right described in the preceding sentence shall not apply if the damage was caused by the negligent or intentional acts of Tenant or its employees, agents, contractors or invitees.  Failure of Tenant to exercise said election within said fifteen (15) day period shall constitute Tenant's agreement to accept delivery of the Premises under this Lease whenever tendered by Landlord, provided Landlord thereafter pursues reconstruction or restoration diligently to completion, subject to delays caused by Force Majeure Events.  If Landlord is unable to repair the damage to the Premises or the Project during such three hundred sixty (360) day period due to Force Majeure Events, the three hundred sixty (360) day period shall be extended by the period of delay caused by the Force Majeure Events.  Subject to Section 9.3 below, if Landlord or Tenant terminates this Lease in accordance with this Section 9.1, Tenant shall continue to pay all Base Rent, Operating Expense increases and other amounts due hereunder which arise prior to the date of termination.

                9.2          Definition of Material Damage.  Damage to the Project shall be deemed material if, in Landlord's reasonable judgment, the uninsured cost of repairing the damage will exceed $25,000.  If insurance proceeds are available to Landlord in an amount which is sufficient to pay the entire cost of repairing all of the damage to the Project, the damage shall be deemed material if the cost of repairing the damage exceeds $100,000.  Damage to the Project shall also be deemed material if (a) the Project cannot be rebuilt or repaired to substantially the same condition it was in prior to the damage due to laws or regulations in effect at the time the repairs will be made, (b) the holder of any mortgage or deed of trust encumbering the Project requires that insurance proceeds available to repair the damage in excess of $25,000 be applied to the repayment of the indebtedness secured by the mortgage or the deed of trust, or (c) the damage occurs during the last twelve (12) months of the Lease term.

                9.3          Abatement of Rent.  If Landlord elects to repair damage to the Project and all or part of the Premises will be unusable or inaccessible to Tenant in the ordinary conduct of its business until the damage is repaired, and the damage was not caused by the negligence or intentional acts of Tenant or its employees, agents, contractors or invitees, Tenant's Base Rent and Tenant's Share of Operating Expense increases shall be abated until the repairs are completed in proportion to the amount of the Premises which is unusable or inaccessible to Tenant in the ordinary conduct of its business.  Notwithstanding the foregoing, there shall be no abatement of Base Rent or Tenant's Share of Operating Expense or Real Property Tax increases by reason of any portion of the Premises being unusable or inaccessible for a period equal to five (5) consecutive business days or less.

                9.4          Tenant's Acts.  If such damage or destruction occurs as a result of the negligence or the willful misconduct  of Tenant or Tenant's employees, agents, contractors or invitees, and the proceeds of insurance which are actually received by Landlord are not sufficient to pay for the repair of all of the damage, Tenant shall pay, at Tenant's sole cost and expense, to Landlord upon demand, the difference between the cost of repairing the damage and the insurance proceeds received by Landlord.

                9.5          Tenant's Property.  Except in cases of Landlord’s gross negligence or willful misconduct , Landlord shall not be liable to Tenant or its employees, agents, contractors, invitees or customers for loss or damage to merchandise, tenant improvements, fixtures, automobiles, furniture, equipment, computers, files or other property (hereinafter collectively "Tenant's property") located at the Project.  Tenant shall repair or replace all of Tenant's property at Tenant's sole cost and expense.  Tenant acknowledges that it is Tenant's sole responsibility to obtain adequate insurance coverage to compensate Tenant for damage to Tenant's property.

                9.6          Waiver.  Landlord and Tenant hereby waive the provisions of any present or future statutes which relate to the termination of leases when leased property is damaged or destroyed and agree that such event shall be governed by the terms of this Lease.

10.          Real and Personal Property Taxes.

                10.1        Payment of Taxes.  Tenant shall pay to Landlord during the term of this Lease, in addition to Base Rent and Tenant's Share of Operating Expense increases, Tenant's Share of the amount by which all "Real Property Taxes" (as defined in Section 10.2 below) for each Comparison Year exceeds the amount of all Real Property Taxes for the Base Year.  Tenant's Share of Real Property Tax increases shall be payable by Tenant at the same time, in the same manner and under the same terms and conditions as Tenant pays Tenant's Share of Operating Expense increases as provided in Section 4.2(f) of this Lease.  Except as expressly provided in Section 10.4 below, if the Real Property Taxes incurred during any Comparison Year are less than the Real Property Taxes incurred during the Base Year, Tenant shall not be entitled to receive any credit, offset, reduction or benefit as a result of said occurrence.

                10.2        Definition of "Real Property Tax".  As used herein, the term "Real Property Taxes" shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, improvement bond or bonds imposed on the Project or any portion thereof by any authority having the direct or indirect power to tax, including any city, county, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, as against any legal or equitable interest of Landlord in the Project or in any portion thereof, unless such tax is defined as an Operating Expense by Section 4.2(c).  Real Property Taxes shall not include income, inheritance and gift taxes.

                10.3        Personal Property Taxes.  Tenant shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant contained in the Premises or related to Tenant's use of the Premises.  If any of Tenant's personal property shall be assessed with Landlord's real or personal property, Tenant shall pay to Landlord the taxes attributable to Tenant within ten (10) days after receipt of a written statement from Landlord setting forth the taxes applicable to Tenant's property.

                10.4        Reassessments.  From time to time Landlord may challenge the assessed value of the Project as determined by applicable taxing authorities and/or Landlord may attempt to cause the Real Property Taxes to be reduced on other grounds.  If Landlord is successful in causing the Real Property Taxes to be reduced or in obtaining a refund, rebate, credit or similar benefit (hereinafter collectively referred to as a "Reduction"), Landlord shall, to the extent practicable, credit the Reduction(s) to Real Property Taxes for the calendar year to which a Reduction applies and recalculate the Real Property Taxes owed by Tenant for years after the year in which the Reduction applies based on the reduced Real Property Taxes (if a Reduction applies to Tenant's Base Year, the Base Year Real Property Taxes shall be reduced by the amount of the Reduction and Tenant's Share of Real Property Tax increases shall be recalculated for all Comparison Years following the year of the Reduction based on the lower Base Year amount).  All costs incurred by Landlord in obtaining and/or processing the Real Property Tax reductions (e.g., consulting fees, accounting fees, costs of recalculating Base Years and Comparison Years etc.) may be included in Operating Expenses or Real Property Taxes or deducted from the Reduction.  Landlord shall have the right to compensate a person or entity it employs to obtain a Reduction by giving such person or entity a percentage of any Reduction obtained.

11.          Utilities.

                11.1        Services Provided by Landlord.  Subject to all governmental rules, regulations and guidelines applicable thereto, Landlord shall use commercially reasonable efforts to provide (a) HVAC to the Premises for a typical office use during the times described in Section 11.4, (b) on a monthly basis, an amount of electricity not to exceed five (5) watts multiplied by the number of usable square feet in the Premises multiplied by the total number of Business Hours in the month (“Maximum Electrical Consumption”), (c) water in the Premises or in the Common Area for reasonable and normal drinking and lavatory use, (d) replacement light bulbs and/or fluorescent tubes and ballasts for standard overhead fixtures, and (e) building standard janitorial services.

                11.2        Intrabuilding Network Cabling.  In addition to the items described in 11.1 above, Landlord shall also provide Tenant with access to a reasonable amount of INC.  For purposes of this Section 11.2, a reasonable amount of INC shall not exceed six (6) cable pairs per one thousand (1,000) usable square feet of space in the Premises.  If Tenant requires additional INC capacity, the cost of providing, maintaining, repairing and replacing such capacity shall be borne solely by Tenant.  Additional INC capacity may only be installed, maintained, repaired and replaced by a contractor approved by Landlord, in Landlord's reasonable discretion.  The Building's minimum point of entry ("MPOE") for telephone service, the INC risers and the telephone terminal rooms located on each floor of the Building may only be accessed with Landlord's prior consent and by contractors approved by Landlord, in Landlord's reasonable discretion.  Tenant shall be responsible for any loss, cost, damage, liability and expense (including attorneys' fees) arising out of or related to the installation, maintenance, repair and replacement of additional INC capacity.

                11.3        Occupant Density.  Tenant shall maintain a ratio of not more than one Occupant (as defined below) for each two hundred (200) square feet of rentable area in the Premises (hereinafter, the “Occupant Density”).  If Landlord has a reasonable basis to believe that Tenant is exceeding the Occupant Density, upon request by Landlord, Tenant shall maintain on a daily basis an accurate record of the number of employees, visitors, contractors and other people that visit the Premises (collectively "Occupants").  Landlord shall have the right to audit Tenant's Occupant record and, at Landlord's option, Landlord shall have the right to periodically visit the Premises without advance notice to Tenant in order to track the number of Occupants working at the Premises.  For purposes of this section, "Occupants" shall not include people not employed by Tenant that deliver or pick up mail or other packages at the Premises, employees of Landlord or employees of Landlord's agents or contractors.  Tenant acknowledges that increased numbers of Occupants causes additional wear and tear on the Premises and the Common Areas, additional use of HVAC, electricity, water and other utilities, and additional demand for other Building services.  Tenant's failure to comply with the requirements of this section shall constitute a default under Section 13.1 and Landlord shall have the right, in addition to any other remedies it may have at law or equity, to specifically enforce Tenant's obligations under this section.  Nothing contained in this section shall be interpreted to entitle Tenant to use more parking spaces than the number permitted by Section 1.18.

                11.4        Hours of Service.  Building services, HVAC and utilities shall be provided during Business Hours (as defined in Section 1.16).  Times other than Business Hours are hereinafter referred to as “Non-Business Hours”.  Janitorial services shall be provided five (5) times per week excluding Holidays (as defined below).  Tenant acknowledges that there will be no air circulation or temperature control within the Premises when the HVAC is not operating and, consequently, during such times the Premises may not be suitable for human occupation or for the operation of computers and other heat sensitive equipment.  Nationally recognized holidays (hereinafter, “Holidays”) shall include, but shall not necessarily be limited to, New Years Day, Martin Luther King Jr. Day, Presidents' Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.  Landlord shall use commercially reasonable efforts to provide HVAC to the Premises during Non-Business Hours subject to (a) the payment by Tenant of Landlord's standard charge, as determined by Landlord from time to time, in Landlord's sole discretion, for Non-Business Hours HVAC (the “Non-Business Hours HVAC Charge”) and (b) Tenant providing to Landlord at least one (1) business day's advance written notice of Tenant's need for Non-Business Hours HVAC.  As of the date of this Lease, and subject to future increases, the Non-Business Hours HVAC Charge is set forth in Section 1.17.  The Non-Business Hours HVAC Charge applies to each HVAC zone in the Building that Non-Business Hours HVAC is provided to and Non-Business Hours HVAC is charged in minimum increments of two (2) consecutive hours.    Tenant shall pay to Landlord all Non-Business Hours HVAC Charges within ten (10) days after Landlord bills Tenant for said charges.  Subject to applicable laws and regulations, Landlord shall have no obligation to provide lighting to the Common Areas during Non-Business Hours.

                11.5        Excess Usage by Tenant.

(a)           Notwithstanding the use set forth in Section 1.8, and subject to the requirements of (c) below, Tenant shall not use electricity in excess of the Maximum Electrical Consumption, and Tenant shall not use other Building utilities or services in excess of those used by a typical office building tenant using its premises for ordinary office use.  Tenant shall only install in the Premises the type and amount of office equipment that a typical office tenant would install, and Tenant shall not install in the Premises office equipment, lighting fixtures or similar items which will generate above average heat, noise or vibration at the Premises or which will adversely effect the temperature maintained by the HVAC system.  If Landlord believes Tenant is using electricity in excess of the Maximum Electrical Consumption, Landlord shall have the right, in addition to any other rights or remedies it may have under this Lease, to (i) at Tenant's expense, install separate metering devices at the Premises to measure Tenant’s electrical usage, (ii) require Tenant to pay to Landlord all costs, expenses and damages incurred by Landlord as a result of such excess usage, and/or (iii) require Tenant to stop using electricity in excess of the Maximum Electrical Consumption.

(b)           If the Premises contains a computer room, telecommunications room or other area that is serviced by a separate HVAC unit on a continuous basis (a “Separate HVAC Unit”), Tenant shall pay at Tenant’s sole expense the entire cost of all electricity used by the Separate HVAC Unit (the “Separate HVAC Unit Electrical Cost”).  No portion of the Separate HVAC Unit Electrical Cost shall be paid by Landlord, and Tenant shall not be entitled to receive any credit towards Separate HVAC Unit Electrical Costs for electricity used by the Separate HVAC Unit during Business Hours.  Landlord may determine the Separate HVAC Unit Electrical Cost by installing, at Tenant’s expense, a separate metering device or by estimating the cost of such usage.  The Separate HVAC Unit Electrical Cost shall be paid by Tenant within ten (10) days after Landlord provides to Tenant a bill for such usage.  In addition, if there is an existing Separate HVAC Unit in the Premises when Tenant leases the Premises, Tenant accepts such existing Separate HVAC Unit in its “as is” condition.  Tenant shall pay, at Tenant’s sole cost and expense, the entire cost of maintaining, repairing and, when necessary, replacing any Separate HVAC Unit.  Tenant shall continuously maintain, at Tenant’s sole cost and expense, maintenance contracts for all Separate HVAC Units, using maintenance contract forms and with companies approved by Landlord, in Landlord’s sole discretion (the “Maintenance Contracts”).  Tenant shall provide copies of the Maintenance Contracts to Landlord within ten (10) days after the Commencement Date, and within ten (10) days after such contracts are modified or renewed, and at other times upon Landlord’s request.

(c)           Landlord reserves the right to measure the electricity used by Tenant in the Premises from time to time (the “Premises Electrical Consumption”) using Sub-Metering Devices (as defined below).  Each month Tenant shall have the right to use electricity during Business Hours in an amount not to exceed five (5) watts multiplied by the number of usable square feet in the Premises multiplied by the total number of Business Hours in the month (“Maximum Business Hours Usage”).  Landlord shall have the right, in Landlord’s sole discretion, to require Tenant to pay for some or all of the electricity used in the Premises during Business Hours in excess of the Maximum Business Hours Usage.  Landlord shall determine the cost of Tenant’s electricity usage using the local utility rate for the Building’s electrical service and Landlord may add to the cost of Tenant’s electricity usage any costs incurred by Landlord in billing such charges to Tenant.  Each month Landlord shall have the right, in Landlord’s sole discretion, to require Tenant to pay for some or all of the electricity used in the Premises that month during Non-Business Hours (“Non-Business Hours Usage”), and Tenant shall receive no electricity credit or allotment for Non-Business Hours Usage.  If electrical consumption for lighting, convenience outlets and/or other equipment in the Premises is not now separately metered, Landlord may, at Landlord’s expense, separately meter electrical consumption for lighting, convenience outlets and/or other equipment in the Premises using E-Mon D-Mon meters or similar devices (collectively, “Sub-Metering Devices”).  If Landlord installs Sub-Metering Devices, and based on readings from the Sub-Metering Devices it is determined that Tenant is using electricity in excess of the Maximum Business Hours Usage, Tenant shall reimburse Landlord for the costs Landlord has incurred in causing the Sub-Metering Devices to be installed.  Landlord may, but shall not be obligated to, take into consideration the times at which Tenant is using electricity in determining the amount paid by Tenant for its electrical usage.  Landlord shall have the right to bill Tenant for its electricity usage periodically, and Tenant shall pay such bills within ten (10) days after receipt.  Landlord's failure to bill Tenant for its electrical usage for any given period shall not constitute Landlord's waiver of its right to collect such amount at a later date or otherwise prejudice Landlord's rights hereunder.  The payment by Tenant of electrical costs pursuant to this section shall not limit Tenant’s obligation to pay for after hours HVAC charges as provided in 11.4 above or to pay for the Separate HVAC Unit Electrical Cost as provided in (a) above.

                11.6        Interruptions.  Tenant agrees that Landlord shall not be liable to Tenant for its failure to furnish gas, electricity, telephone service, water, HVAC or any other utility services or building services when such failure is occasioned, in whole or in part, by repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, telephone service or other utility at the Project, by any accident, casualty or event arising from any cause whatsoever, including the negligence of Landlord, its employees, agents and contractors, by act, negligence or default of Tenant or any other person or entity, or by any other cause  (each, a “Service Failure”), and such failures shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from the obligation of paying rent or performing any of its obligations under this Lease.  Furthermore, Landlord shall not be liable under any circumstances for loss of property or for injury to, or interference with, Tenant's business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any such services or utilities.  Landlord may comply with voluntary controls or guidelines promulgated by any governmental entity relating to the use or conservation of energy, water, gas, light or electricity or the reduction of automobile or other emissions without creating any liability of Landlord to Tenant under this Lease.  Notwithstanding anything above to the contrary, in the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, for 10 consecutive business days (the “Eligibility Period”) as a result of a Service Failure, then Tenant’s obligation to pay monthly Base Rent and Operating Expenses shall be abated or reduced, as the case may be, from and after the 1st day following the Eligibility Period and continuing until such time that Tenant continues to be so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the rentable square feet of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable square feet of the Premises; provided, however, that Tenant shall only be entitled to such abatement of rent if the matter described in this sentence is caused by Landlord’s gross negligence or willful misconduct and is within Landlord’s reasonable control.  To the extent Tenant shall be entitled to abatement of rent because of a damage or destruction pursuant to Article 9 or a taking pursuant to Article 15, then the Eligibility Period shall not be applicable.

12.          Assignment and Subletting.

                12.1        Landlord's Consent Required.  Tenant shall not voluntarily or by operation of law assign, transfer, hypothecate, mortgage, sublet, or otherwise transfer or encumber all or any part of Tenant's interest in this Lease or in the Premises (hereinafter collectively a "Transfer"), without Landlord's prior written consent, which shall not be unreasonably withheld.  Landlord shall respond to Tenant's written request for consent hereunder within thirty (30) days after Landlord's receipt of the written request from Tenant.  Any attempted Transfer without such consent shall be void and shall constitute a default and breach of this Lease.  Tenant's written request for Landlord's consent shall include, and Landlord's thirty (30) day response period referred to above shall not commence, unless and until Landlord has received from Tenant, all of the following information: (a) financial statements for the proposed assignee or subtenant prepared in accordance with generally accepted accounting principles for the lesser of (i) the past three (3) years or (ii) the time period the assignee or subtenant has been in existence, (b) federal tax returns for the proposed assignee or subtenant for the lesser of (i) the past three (3) years or (ii) the time period the assignee or subtenant has been in business, (c) a TRW credit report or similar report on the proposed assignee or subtenant, (d) a detailed description of the business the assignee or subtenant intends to operate at the Premises, (d) the proposed effective date of the assignment or sublease, (f) a copy of the proposed sublease or assignment agreement which includes all of the terms and conditions of the proposed assignment or sublease, (g) a detailed description of any ownership or commercial relationship between Tenant and the proposed assignee or subtenant and (h) a detailed description of any Alterations the proposed assignee or subtenant desires to make to the Premises.  If the obligations of the proposed assignee or subtenant will be guaranteed by any person or entity, Tenant's written request shall not be considered complete until the information described in (a), (b) and (c) of the previous sentence has been provided with respect to each proposed guarantor. Except as to any Related Party Assignment (as defined below), "Transfer" shall also include the transfer (a) if Tenant is a corporation, and Tenant's stock is not publicly traded over a recognized securities exchange, of more than fifty percent (50%) of the voting stock of such corporation during the term of this Lease (whether or not in one or more transfers) or the dissolution, merger or liquidation of the corporation, or (b) if Tenant is a partnership or other entity, of more than fifty percent (50%) of the profit and loss participation in such partnership or entity  during the term of this Lease (whether or not in one or more transfers) or the dissolution, merger or liquidation of the partnership.  If Tenant is a limited or general partnership (or is comprised of two or more persons, individually or as co-partners), Tenant shall not be entitled to change or convert to (i) a limited liability company, (ii) a limited liability partnership or (iii) any other entity which possesses the characteristics of limited liability without the prior written consent of Landlord, which consent may be given or withheld in Landlord's sole discretion.  Tenant's sole remedy in the event that Landlord shall wrongfully withhold consent to or disapprove any assignment or sublease shall be to obtain an order by a court of competent jurisdiction that Landlord grant such consent; in no event shall Landlord be liable for damages with respect to its granting or withholding consent to any proposed assignment or sublease.  If Landlord shall exercise any option to recapture the Premises, or shall deny a request for consent to a proposed assignment or sublease, Tenant shall indemnify, defend and hold Landlord harmless from and against any and all losses, liabilities, damages, costs and claims that may be made against Landlord by the proposed assignee or subtenant, or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.  Notwithstanding the foregoing, Tenant may, upon written notice to Landlord but without obtaining Landlord’s consent, assign this Lease or all or any portion of the Premises to (i) any parent or subsidiary entity of Tenant  or such parent, (ii) any person or entity that acquires all or substantially all of Tenant’s assets or stock, or (iii) any entity with which Tenant merges, regardless of whether Tenant is the surviving entity (collectively, a “Related Party Assignment”).  In addition, Landlord’s consent shall not be required for any sale or other transfer of Tenant’s stock (A) in any initial or subsequent public offering by Tenant, (B) if Tenant is a public company, the sale or transfer of Tenant’s stock to take Tenant private, each of which shall also be considered a Related Party Assignment.

                12.2        Leveraged Buy-out.  The involvement by Tenant or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, refinancing, transfer, leveraged buy-out or otherwise) whether or not a formal assignment or hypothecation of this Lease or Tenant's assets occurs, which results or will result in a reduction of the "Net Worth" of Tenant as hereinafter defined, by an amount equal to or greater than twenty-five percent (25%) of such Net Worth of Tenant as it is represented to Landlord at the time of the execution by Landlord of this Lease, or as it exists immediately prior to said transaction or transactions constituting such reduction, at whichever time said Net Worth of Tenant was or is greater, shall be considered to be an assignment of this Lease by Tenant to which Landlord may reasonably withhold its consent.  "Net Worth" of Tenant for purposes of this Section 12.2 shall be the net worth of Tenant (excluding any guarantors) established under generally accepted accounting principles consistently applied.

                12.3        Standard For Approval.  Landlord shall not unreasonably withhold its consent to a Transfer provided that Tenant has complied with each and every requirement, term and condition of this Section 12.  Tenant acknowledges and agrees that each requirement, term and condition in this Section 12 is a reasonable requirement, term or condition.  It shall be deemed reasonable for Landlord to withhold its consent to a Transfer if any requirement, term or condition of this Section 12 is not complied with or: (a) the Transfer would cause Landlord to be in violation of its obligations under another lease or agreement to which Landlord is a party; (b) in Landlord's reasonable judgment, a proposed assignee or subtenant has a smaller net worth than Tenant had on the date this Lease was entered into with Tenant or is less able financially to pay the rents due under this Lease as and when they are due and payable; (c) a proposed assignee's or subtenant's business will impose a burden on the Project's parking facilities, elevators, Common Areas or utilities that is greater than the burden imposed by Tenant, in Landlord's reasonable judgment; (d) the terms of a proposed assignment or subletting will allow the proposed assignee or subtenant to exercise a right of renewal, right of expansion, right of first offer, right of first refusal or similar right held by Tenant; (e) a proposed assignee or subtenant refuses to enter into a written assignment agreement or sublease, reasonably satisfactory to Landlord, which provides that it will abide by and assume all of the terms and conditions of this Lease for the term of any assignment or sublease and containing such other terms and conditions as Landlord reasonably deems necessary; (f) the use of the Premises by the proposed assignee or subtenant is not permitted by this Lease; (g) any guarantor of this Lease refuses to consent to the Transfer or to execute a written agreement reaffirming the guaranty; (h) Tenant is in default as defined in Section 13.1 at the time of the request; (i) if requested by Landlord, the assignee or subtenant refuses to sign a non-disturbance and attornment agreement in favor of Landlord's lender; (j) Landlord has sued or been sued by the proposed assignee or subtenant or has otherwise been involved in a legal dispute with the proposed assignee or subtenant; (k) the assignee or subtenant is involved in a business which is not in keeping with the then current standards of the Project; (l) the proposed assignee or subtenant is an existing tenant of the Project or is a person or entity then negotiating with Landlord for the lease of space in the Project; (m) the assignment or sublease will result in there being more than one subtenant of the Premises (e.g., the assignee or subtenant intends to use the Premises as an executive suite); (n) the assignee or subtenant is a person or entity to whom Landlord has agreed not to lease space in the Project pursuant to a lease with another tenant or (o) the assignee or subtenant is a governmental or quasi-governmental entity or an agency, department or instrumentality of a governmental or quasi-governmental agency.

                12.4        Additional Terms and Conditions.  The following terms and conditions shall be applicable to any Transfer:

                                (a)           Regardless of Landlord's consent, no Transfer shall release Tenant from Tenant's obligations hereunder or alter the primary liability of Tenant to pay the rent and other sums due Landlord hereunder and to perform all other obligations to be performed by Tenant hereunder or release any guarantor from its obligations under its guaranty.

                                (b)           Landlord may accept rent from any person other than Tenant pending approval or disapproval of an assignment or subletting.

                                (c)           Neither a delay in the approval or disapproval of a Transfer, nor the acceptance of rent, shall constitute a waiver or estoppel of Landlord's right to exercise its rights and remedies for the breach of any of the terms or conditions of this Section 12.

                                (d)           The consent by Landlord to any Transfer shall not constitute a consent to any subsequent Transfer by Tenant or to any subsequent or successive Transfer by an assignee or subtenant.  However, Landlord may consent to subsequent Transfers or any amendments or modifications thereto without notifying Tenant or anyone else liable on the Lease and without obtaining their consent, and such action shall not relieve such persons from liability under this Lease.

                                (e)           In the event of any default under this Lease, Landlord may proceed directly against Tenant, any guarantors or anyone else responsible for the performance of this Lease, including any subtenant or assignee, without first exhausting Landlord's remedies against any other person or entity responsible therefor to Landlord, or any security held by Landlord.

                                (f)            Landlord's written consent to any Transfer by Tenant shall not constitute an acknowledgment that no default then exists under this Lease nor shall such consent be deemed a waiver of any then existing default.

                                (g)           The discovery of the fact that any financial statement relied upon by Landlord in giving its consent to an assignment or subletting was materially false shall, at Landlord's election, render Landlord's consent null and void.

                                (h)           Landlord shall not be liable under this Lease or under any sublease to any subtenant.

                                (i)            No assignment or sublease may be modified or amended without Landlord's prior written consent.

                                (j)            The occurrence of a transaction described in Section 12.2 shall give Landlord the right (but not the obligation) to require that Tenant immediately provide Landlord with an additional security deposit equal to three (3) times the monthly Base Rent payable under the Lease, and Landlord may make its receipt of such amount a condition to Landlord's consent to such transaction.

                                (k)           Any assignee of, or subtenant under, this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed, for the benefit of Landlord, to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Tenant during the term of said assignment or sublease, other than such obligations as are contrary or inconsistent with provisions of an assignment or sublease to which Landlord has specifically consented in writing.

                12.5        Additional Terms and Conditions Applicable to Subletting.  The following terms and conditions shall apply to any subletting by Tenant of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

                                (a)           Tenant hereby absolutely and unconditionally assigns and transfers to Landlord all of Tenant's interest in all rentals and income arising from any sublease entered into by Tenant, and Landlord may collect such rent and income and apply same toward Tenant's obligations under this Lease; provided, however, that until a default shall occur in the performance of Tenant's obligations under this Lease, Tenant may receive, collect and enjoy the rents accruing under such sublease.  Landlord shall not, by reason of this or any other assignment of such rents to Landlord nor by reason of the collection of the rents from a subtenant, be deemed to have assumed or recognized any sublease or to be liable to the subtenant for any failure of Tenant to perform and comply with any of Tenant's obligations to such subtenant under such sublease, including, but not limited to, Tenant's obligation to return any security deposit.  Tenant hereby irrevocably authorizes and directs any such subtenant, upon receipt of a written notice from Landlord stating that a default exists in the performance of Tenant's obligations under this Lease, to pay to Landlord the rents due as they become due under the sublease.  Tenant agrees that such subtenant shall have the right to rely upon any such statement and request from Landlord, and that such subtenant shall pay such rents to Landlord without any obligation or right to inquire as to whether such default exists and notwithstanding any notice from or claim from Tenant to the contrary.

                                (b)           In the event Tenant shall default in the performance of its obligations under this Lease, Landlord at its option and without any obligation to do so, may require any subtenant to attorn to Landlord, in which event Landlord shall undertake the obligations of Tenant under such sublease from the time of the exercise of said option to the termination of such sublease; provided, however, Landlord shall not be liable for any prepaid rents or security deposit paid by such subtenant to Tenant or for any other prior defaults of Tenant under such sublease.

                12.6        Transfer Premium from Assignment or Subletting.  Landlord shall be entitled to receive from Tenant (as and when received by Tenant) as an item of additional rent one-half of all amounts received by Tenant from the assignee or subtenant in excess of the amounts payable by Tenant to Landlord hereunder (the “Transfer Premium”).  The Transfer Premium shall be reduced by the reasonable brokerage commissions, tenant improvement costs, furniture costs, Landlord review charges and legal fees actually paid by Tenant in order to assign the Lease or to sublet all or part of the Premises.  "Transfer Premium" shall mean all Base Rent, additional rent or other consideration of any type whatsoever payable by the assignee or subtenant in excess of the Base Rent and additional rent payable by Tenant under this Lease.  If less than all of the Premises is subleased, for purposes of calculating the Transfer Premium, the Base Rent and the additional rent due under this Lease shall be allocated to the subleased premises  on a per rentable square foot basis (e.g., if one-half of the Premises is subleased, for purposes of determining the amount of the Transfer Premium, one-half of the Base Rent and additional rent due under this Lease would be allocated to the subleased premises, and this amount would be subtracted from the base rent, additional rent and other monies payable to Tenant under the sublease).  "Transfer Premium" shall also include, but not be limited to, key money and bonus money paid by the assignee or subtenant to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to the assignee or subtenant or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to the assignee or subtenant in connection with such Transfer.  Landlord and Tenant agree that the foregoing Transfer Premium is reasonable.

                12.7        Landlord's Option to Recapture Space.  Notwithstanding anything to the contrary contained in this Section 12, Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of any request by Tenant to assign this Lease or to sublease space in the Premises, to terminate this Lease with respect to said space as of the date thirty (30) days after Landlord's election.  In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Base Rent, Tenant's Share of Operating Expense increases and the number of parking spaces Tenant may use shall be adjusted on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the original Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of same.  If Landlord recaptures only a portion of the Premises, it shall construct and erect at its sole cost such partitions as may be required to sever the space to be retained by Tenant from the space recaptured by Landlord.  Landlord may, at its option, lease any recaptured portion of the Premises to the proposed subtenant or assignee or to any other person or entity without liability to Tenant.  Tenant shall not be entitled to any portion of the profit, if any, Landlord may realize on account of such termination and reletting.  Tenant acknowledges that the purpose of this Section 12.7 is to enable Landlord to receive profit in the form of higher rent or other consideration to be received from an assignee or subtenant, to give Landlord the ability to meet additional space requirements of other tenants of the Project and to permit Landlord to control the leasing of space in the Project.  Tenant acknowledges and agrees that the requirements of this Section 12.7 are commercially reasonable and are consistent with the intentions of Landlord and Tenant.

                12.8        Landlord's Expenses.  In the event Tenant shall assign this Lease or sublet the Premises or request the consent of Landlord to any Transfer, then Tenant shall pay (a) $500 to Landlord to compensate Landlord for its internal administrative costs in processing the request plus (b) Landlord's reasonable out-of-pocket costs and expenses incurred in connection therewith, including, but not limited to, attorneys', architects', accountants', engineers' or other consultants' fees.

13.          Default; Remedies.

                13.1        Default by Tenant.  Landlord and Tenant hereby agree that the occurrence of any one or more of the following events is a default by Tenant under this Lease and that said default shall give Landlord the rights described in Section 13.2.  Landlord or Landlord's authorized agent shall have the right to execute and to deliver any notice of default, notice to pay rent or quit or any other notice Landlord gives Tenant.

                                (a)           Tenant's failure to make any payment of Base Rent, Tenant's Share of Operating Expense increases, Tenant's Share of Real Property Taxes, parking charges, charges for after hours HVAC, late charges, or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of three (3) business days after written notice thereof from Landlord to Tenant.  In the event that Landlord serves Tenant with a notice to pay rent or quit pursuant to applicable unlawful detainer statutes, such notice shall also constitute the notice required by this Section 13.1(a).

                                (b)           Intentionally deleted.

                                (c)           The failure of Tenant to comply with any of its obligations under Sections 6.1, 6.2(b), 7.2, 7.3, 8, 12, 18, 19, 21, 23, 24, 26, 34, 35 and 56 where Tenant fails to comply with its obligations or fails to cure any earlier breach of such obligation within ten (10) days following written notice from Landlord to Tenant.  In the event Landlord serves Tenant with a notice to quit or any other notice pursuant to applicable unlawful detainer statutes, said notice shall also constitute the notice required by this Section 13.1(c).

                                (d)           The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant (other than those referenced in Sections 13.1(a), (b) and (c), above), where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant's non-performance is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said thirty (30) day period and thereafter diligently pursues such cure to completion.  In the event that Landlord serves Tenant with a notice to quit or any other notice pursuant to applicable unlawful detainer statutes, said notice shall also constitute the notice required by this Section 13.1(d).

                                (e)           (i)  The making by Tenant or any guarantor of Tenant's obligations hereunder of any general arrangement or general assignment for the benefit of creditors; (ii) Tenant or any guarantor becoming a "debtor" as defined in 11 U.S.C.  101 or any successor statute thereto (unless, in the case of a petition filed against Tenant or guarantor, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days; (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days; or (v) the insolvency of Tenant.  In the event that any provision of this Section 13.1(e) is unenforceable under applicable law, such provision shall be of no force or effect.

                                (f)            The discovery by Landlord that any financial statement, representation or warranty given to Landlord by Tenant, or by any guarantor of Tenant's obligations hereunder, was materially false at the time given.  Tenant acknowledges that Landlord has entered into this Lease in material reliance on such information.

                                (g)           If Tenant is a corporation, limited liability company or a partnership, the dissolution or liquidation of Tenant.

                                (h)           Intentionally deleted.

                13.2        Remedies.

                                (a)           In the event of any default or breach of this Lease by Tenant, beyond any applicable notice and/or cure period, Landlord may, at any time thereafter, with or without notice or demand, and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such default:

                                                (i)            terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease and the term hereof shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord.  If Landlord terminates this Lease, Landlord may recover from Tenant (A) the worth at the time of award of the unpaid rent which had been earned at the time of termination; (B) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (C) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and (D) any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, the cost of recovering possession of the Premises, expenses of releasing, including necessary renovation and alteration of the Premises, reasonable attorneys' fees, any real estate commissions actually paid by Landlord and the unamortized value of any free rent, reduced rent, tenant improvement allowance or other economic concessions provided by Landlord.  The "worth at time of award" of the amounts referred to in Section 13.2(a)(i)(A) and (B) shall be computed by allowing interest at the lesser of ten percent (10%) per annum or the maximum interest rate permitted by applicable law.  The worth at the time of award of the amount referred to in Section 13.2(a)(i)(C) shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).  For purposes of this Section 13.2(a)(i), "rent" shall be deemed to be all monetary obligations required to be paid by Tenant pursuant to the terms of this Lease;

                                                (ii)           maintain Tenant's right of possession in which event Landlord shall have the remedy described in California Civil Code Section 1951.4 which permits Landlord to continue this Lease in effect after Tenant's breach and abandonment and recover rent as it becomes due.  In the event Landlord elects to continue this Lease in effect, Tenant shall have the right to sublet the Premises or assign Tenant's interest in the Lease subject to the reasonable requirements contained in Section 12 of this Lease and provided further that Landlord shall not require compliance with any standard or condition contained in Section 12 that has become unreasonable at the time Tenant seeks to sublet or assign the Premises pursuant to this Section 13.2(a)(ii);

                                                (iii)          collect sublease rents (or appoint a receiver to collect such rent) and otherwise perform Tenant's obligations at the Premises, it being agreed, however, that the appointment of a receiver for Tenant shall not constitute an election by Landlord to terminate this Lease; and

                                                (iv)           pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Premises are located.

                                (b)           No remedy or election hereunder shall be deemed exclusive, but shall, wherever possible, be cumulative with all other remedies at law or in equity.  The expiration or termination of this Lease and/or the termination of Tenant's right to possession of the Premises shall not relieve Tenant of liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term of the Lease or by reason of Tenant's occupancy of the Premises.

                                (c)           If Tenant abandons the Premises, Landlord may re-enter the Premises and such re-entry shall not be deemed to constitute Landlord's election to accept a surrender of the Premises or to otherwise relieve Tenant from liability for its breach of this Lease.  No surrender of the Premises shall be effective against Landlord unless Landlord has entered into a written agreement with Tenant in which Landlord expressly agrees to accept a surrender of the Premises and relieve Tenant of liability under the Lease.  The delivery by Tenant to Landlord of possession of the Premises shall not constitute the termination of the Lease or the surrender of the Premises.

                13.3        Default by Landlord.  Landlord shall not be in default under this Lease unless Landlord fails to perform obligations required of Landlord within thirty (30) days after written notice by Tenant to Landlord and to the holder of any mortgage or deed of trust encumbering the Project whose name and address shall have theretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its cure, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently pursues the same to completion.  In no event shall Tenant have the right to terminate this Lease as a result of Landlord's default, and Tenant's remedies shall be limited to damages and/or an injunction.  Tenant hereby waives its right to recover consequential damages (including, but not limited to, lost profits) or punitive damages arising out of a Landlord default.  This Lease and the obligations of Tenant hereunder shall not be affected or impaired because Landlord is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of a Force Majeure Event, and the time for Landlord's performance shall be extended for the period of any such delay.  Any claim, demand, right or defense by Tenant that arises out of this Lease or the negotiations which preceded this Lease shall be barred unless Tenant commences an action thereon, or interposes a defense by reason thereof, within six (6) months after the date of the inaction, omission, event or action that gave rise to such claim, demand, right or defense.

                13.4        Late Charges.  Tenant hereby acknowledges that late payment by Tenant to Landlord of Base Rent, Tenant's Share of Operating Expense or Real Property Tax increases, after hours HVAC charges, or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain.  Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed encumbering the Project.  Accordingly, if any installment of Base Rent, Tenant's Share of Operating Expense or Real Property Tax increases, , after hours HVAC charges or any other sum due from Tenant shall not be received by Landlord when such amount shall be due, then, without any requirement for notice or demand to Tenant, Tenant shall immediately pay to Landlord a late charge equal to five percent (5%) of such overdue amount.

The foregoing late charge shall not apply to the first late payment in each consecutive 12 month period of the Term so long as Tenant cures the default within 3 business days following the date of Landlord’s written notice, it being agreed that in no event shall Landlord be required to deliver Tenant written notice of any delinquency more than one time in each consecutive 12 month period of the Term.  The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant.  Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder including the assessment of interest under Section 13.5.

                13.5        Interest on Past-due Obligations.  Except as expressly herein provided, any amount due to Landlord that is not paid when due shall bear interest at the lesser of ten percent (10%) per annum or the maximum rate permitted by applicable law.  Payment of such interest shall not excuse or cure any default by Tenant under this Lease; provided, however, that interest shall not be payable on late charges incurred by Tenant nor on any amounts upon which late charges are paid by Tenant.

                13.6        Payment of Rent and Security Deposit after Default.  If Tenant fails to pay Base Rent, Tenant's Share of Operating Expense or Real Property Tax increases, or any other monetary obligation due hereunder on the date it is due, after Tenant's third failure to pay any monetary obligation on the date it is due, at Landlord's option, all monetary obligations of Tenant hereunder shall thereafter be paid by cashiers check, and Tenant shall, upon demand, provide Landlord with an additional security deposit equal to three (3) months' Base Rent.  If Landlord has required Tenant to make said payments by cashiers check or to provide an additional security deposit, Tenant's failure to make a payment by cashiers check or to provide the additional security deposit shall be a default hereunder.

14.          Landlord's Right to Cure Default; Payments by Tenant.  All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any reduction of rent.  If Tenant shall fail to perform any of its obligations under this Lease, within a reasonable time after such performance is required by the terms of this Lease, Landlord may, but shall not be obligated to, after three (3) days prior written notice to Tenant, make any such payment or perform any such act on Tenant's behalf without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder.  Tenant shall pay to Landlord, within ten (10) days after delivery by Landlord to Tenant of statements therefore, an amount equal to the expenditures reasonably made by Landlord in connection with the remedying by Landlord of Tenant's defaults pursuant to the provisions of this Section 14.

15.          Condemnation.  If any portion of the Premises or the Project are taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs; provided that if so much of the Premises or Project are taken by such condemnation as would substantially and adversely affect the operation and profitability of Tenant's business conducted from the Premises, and said taking lasts for ninety (90) days or more, Tenant shall have the option, to be exercised only in writing within thirty (30) days after Landlord shall have given Tenant written notice of such taking (or in the absence of such notice, within thirty (30) days after the condemning authority shall have taken possession), to terminate this Lease as of the date the condemning authority takes such possession.  If a taking lasts for less than ninety (90) days, Tenant's rent shall be abated during said period but Tenant shall not have the right to terminate this Lease.  If Tenant does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the rent and Tenant's Share of Operating Expenses shall be reduced in the proportion that the usable floor area of the Premises taken bears to the total usable floor area of the Premises.  Common Areas taken shall be excluded from the Common Areas usable by Tenant and no reduction of rent shall occur with respect thereto or by reason thereof.  Landlord shall have the option in its sole discretion to terminate this Lease as of the taking of possession by the condemning authority, by giving written notice to Tenant of such election within thirty (30) days after receipt of notice of a taking by condemnation of any part of the Premises or the Project.  Any award for the taking of all or any part of the Premises or the Project under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Landlord, whether such award shall be made as compensation for diminution in value of the leasehold, for good will, for the taking of the fee, as severance damages, or as damages for tenant improvements; provided, however, that Tenant shall be entitled to any separate award for loss of or damage to Tenant's removable personal property and for moving expenses.  In the event that this Lease is not terminated by reason of such condemnation, and subject to the requirements of any lender that has made a loan to Landlord encumbering the Project, Landlord shall to the extent of severance damages received by Landlord in connection with such condemnation, repair any damage to the Project caused by such condemnation except to the extent that Tenant has been reimbursed therefor by the condemning authority.    This section, not general principles of law or California Code of Civil Procedure Sections 1230.010 et seq., shall govern the rights and obligations of Landlord and Tenant with respect to the condemnation of all or any portion of the Project.

16.          Vehicle Parking.

                16.1        Use of Parking Facilities.  During the term and subject to the rules and regulations attached hereto as Exhibit C, as modified by Landlord from time to time (the "Rules"), Tenant shall be entitled to use the number of parking spaces set forth in Section 1.18 in the parking facility of the Project .  For purposes of this Lease, a "parking space" refers to the space in which one (1) motor vehicle is intended to park (e.g., a tandem parking stall includes two parking spaces).  Landlord reserves the right at any time to relocate Tenant's reserved and unreserved parking spaces.  If Tenant commits or allows in the parking facility any of the activities prohibited by the Lease or the Rules, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Tenant, which cost shall be immediately payable by Tenant upon demand by Landlord.  Tenant's parking rights are the personal rights of Tenant and Tenant shall not transfer, assign, or otherwise convey its parking rights separate and apart from this Lease.

                16.2        Parking Charges.  Intentionally deleted.

17.          Broker's Fee. Tenant and Landlord each represent and warrant to the other that neither has had any dealings or entered into any agreements with any person, entity, broker or finder other than the persons, if any, listed in Section 1.20, in connection with the negotiation of this Lease, and no other broker, person, or entity is entitled to any commission or finder's fee in connection with the negotiation of this Lease, and Tenant and Landlord each agree to indemnify, defend and hold the other harmless from and against any claims, damages, costs, expenses, attorneys' fees or liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings, actions or agreements of the indemnifying party.

18.          Estoppel Certificate.

                18.1        Delivery of Certificate.  Tenant shall from time to time upon not less than ten (10) days' prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing certifying such information as Landlord may reasonably request including, but not limited to, the following: (a) that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) (b) the date to which the Base Rent and other charges are paid in advance and the amounts so payable, (c) that there are not, to Tenant's knowledge, any uncured defaults or unfulfilled obligations on the part of Landlord, or specifying such defaults or unfulfilled obligations, if any are claimed, (d) that all tenant improvements to be constructed by Landlord, if any, have been completed in accordance with Landlord's obligations and (e) that Tenant has taken possession of the Premises.  Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Project.

                18.2        Failure to Deliver Certificate.  At Landlord's option, the failure of Tenant to deliver such statement within such time shall constitute a default of Tenant hereunder, or it shall be conclusive upon Tenant that  this (a)Lease is in full force and effect, without modification except as may be represented by Landlord, (b) there are no uncured defaults in Landlord's performance, (c) not more than one month's Base Rent has been paid in advance, (d) all tenant improvements to be constructed by Landlord, if any, have been completed in accordance with Landlord's obligations and (e) Tenant has taken possession of the Premises.

19.          Financial Information.  From time to time, at Landlord's request, not to occur in excess of two (2) times per calendar year, Tenant shall cause the following financial information to be delivered to Landlord, at Tenant's sole cost and expense, upon not less than ten (10) business days' advance written notice from Landlord: (a) a current financial statement for Tenant and Tenant's financial statements for the previous two accounting years, (b) a current financial statement for any guarantor(s) of this Lease and the guarantor'(s) financial statements for the previous two accounting years and (c) such other financial information pertaining to Tenant or any guarantor as Landlord or any lender or purchaser of Landlord may reasonably request.  All financial statements shall be prepared in accordance with generally accepted accounting principles consistently applied and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant.  Tenant hereby authorizes Landlord, from time to time, without notice to Tenant, to obtain a credit report or credit history on Tenant from any credit reporting company.  Notwithstanding the foregoing, if Tenant is a publicly traded corporation, Tenant shall not be required to provide any financial statements to Landlord if all of Tenant’s relevant financial information is contained in Tenant’s Form 10-K filed with the United States Securities and Exchange Commission (the “SEC”) and available at the SEC’s website (http://www.sec.gov).

20.          Landlord's Liability.  Tenant acknowledges that Landlord shall have the right to transfer all or any portion of its interest in the Project and to assign this Lease to the transferee.  Tenant agrees that in the event of such a transfer Landlord shall automatically be released from all liability under this Lease; and Tenant hereby agrees to look solely to Landlord's transferee for the performance of Landlord's obligations hereunder after the date of the transfer.  Upon such a transfer, Landlord shall, at its option, return Tenant's security deposit to Tenant or transfer Tenant's security deposit to Landlord's transferee and, in either event, Landlord shall have no further liability to Tenant for the return of its security deposit.  Subject to the rights of any lender holding a mortgage or deed of trust encumbering all or part of the Project, Tenant agrees to look solely to Landlord's equity interest in the Project for the collection of any judgment requiring the payment of money by Landlord arising out of (a) Landlord's failure to perform its obligations under this Lease or (b) the negligence or willful misconduct of Landlord, its partners, employees and agents.  No other property or assets of Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of any judgment or writ obtained by Tenant against Landlord.  No partner, employee or agent of Landlord shall be personally liable for the performance of Landlord's obligations hereunder or be named as a party in any lawsuit arising out of or related to, directly or indirectly, this Lease and the obligations of Landlord hereunder.  The obligations under this Lease do not constitute personal obligations of the individual partners of Landlord, if any, and Tenant shall not seek recourse against the individual partners of Landlord or their assets.

21.          Indemnity.  Tenant hereby agrees to indemnify, defend and hold harmless Landlord and its employees, partners, agents, property managers, contractors, lenders and ground lessors (said persons and entities are hereinafter collectively referred to as the "Indemnified Parties") from and against any and all liability, loss, cost, damage, claims, loss of rents, liens, judgments, penalties, fines, settlement costs, investigation costs, the cost of consultants and experts, attorneys fees, court costs and other legal expenses, the effects of environmental contamination, the cost of environmental testing, the removal, remediation and/or abatement of Hazardous Substances or Medical Waste (as said terms are defined below), insurance policy deductibles and other expenses (hereinafter collectively referred to as "Damages") arising out of or related to an "Indemnified Matter" (as defined below).  For purposes of this Section 21, an "Indemnified Matter" shall mean any matter for which one or more of the Indemnified Parties incurs liability or Damages if the liability or Damages arise out of or involve, directly, Tenant's or its employees, agents, contractors or invitees (all of said persons or entities are hereinafter collectively referred to as "Tenant Parties") use or occupancy of the Premises or the Project, or any act, omission or neglect of a Tenant Party, Tenant's failure to perform any of its obligations under the Lease, the existence, use or disposal of any Hazardous Substance (as defined in Section 23 below) brought on to the project by a Tenant Party, the existence, use or disposal of any Medical Waste (as defined in Section 24 below) brought on to the Project by a Tenant Party or any other matters for which Tenant has agreed to indemnify Landlord pursuant to any other provision of this Lease.  Tenant's obligations hereunder shall include, but shall not be limited to compensating the Indemnified Parties for Damages arising out of Indemnified Matters within thirty (30)days after written demand from an Indemnified Party and providing a defense, with counsel reasonably satisfactory to the Indemnified Party, at Tenant's sole expense, within thirty (30) days after written demand from the Indemnified Party, of any claims, action or proceeding arising out of or relating to an Indemnified Matter whether or not litigated or reduced to judgment and whether or not well founded.  If Tenant is obligated to compensate an Indemnified Party for Damages arising out of an Indemnified Matter, Landlord shall have the immediate and unconditional right, but not the obligation, without notice or demand to Tenant, to pay the damages and Tenant shall, upon thirty (30) days advance written notice from Landlord, reimburse Landlord for the costs incurred by Landlord.  By way of example, and not limitation, Landlord shall have the immediate and unconditional right to cause any damages to the Common Areas, another tenant's premises or to any other part of the Project to be repaired and to compensate other tenants of the Project or other persons or entities for Damages arising out of an Indemnified Matter.  The Indemnified Parties need not first pay any Damages to be indemnified hereunder.  Tenant's obligations under this section shall not be released, reduced or otherwise limited because one or more of the Indemnified Parties are or may be actively or passively negligent with respect to an Indemnified Matter or because an Indemnified Party is or was partially responsible for the Damages incurred.  This indemnity is intended to apply to the fullest extent permitted by applicable law.  Tenant's obligations under this section shall survive the expiration or termination of this Lease unless specifically waived in writing by Landlord after said expiration or termination.  Notwithstanding anything to the contrary contained in this section, Tenant shall not be obligated to indemnify an Indemnified Party from liability to the extent such liability arises out of the Indemnified Party's negligence or willful misconduct.

22.          Signs.  Tenant shall not place any sign upon the Premises (including on the inside or the outside of the doors or windows of the Premises) or the Project without Landlord's prior written consent, which may be given or withheld in Landlord's sole discretion.  Landlord shall have the right to place any sign it deems appropriate on any portion of the Project except the interior of the Premises.  Any sign Landlord permits Tenant to place upon the Premises shall be maintained by Tenant, at Tenant's sole expense.  If Landlord permits Tenant to include its name in the Building's directory, the cost of placing Tenant's name in the directory and the cost of any subsequent modifications thereto shall be paid by Tenant, at Tenant's sole expense.

23.          Hazardous Substances.

                23.1        Definition and Consent.  The term "Hazardous Substance" as used in this Lease shall mean any product, substance, chemical, material or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release or affect, either by itself or in combination with other materials expected to be on the Premises, is either: (a) potentially injurious to the public health, safety or welfare, the environment or the Premises, (b) regulated or monitored by any governmental entity, (c) a basis for liability of Landlord to any governmental entity or third party under any federal, state or local statute or common law theory or (d) defined as a hazardous material or substance by any federal, state or local law or regulation.  Except for small quantities of ordinary office supplies such as copier toner, liquid paper, glue, ink and common household cleaning materials, Tenant shall not cause or permit any Hazardous Substance to be brought, kept, or used in or about the Premises or the Project by Tenant, its agents, employees, contractors or invitees.

                23.2        Duty to Inform Landlord.  If Tenant knows, or has reasonable cause to believe, that a Hazardous Substance, or a condition involving or resulting from same, has come to be located in, on or under or about the Premises or the Project, Tenant shall promptly give written notice of such fact to Landlord.  Tenant shall also promptly give Landlord (without demand by Landlord) a copy of any statement, report, notice, registration, application, permit, license, given to or received from, any governmental authority or private party, or persons entering or occupying the Premises, concerning the presence, spill, release, discharge of or exposure to, any Hazardous Substance or contamination in, on or about the Premises or the Project.

                23.3        Inspection; Compliance.  Landlord and Landlord's employees, agent, contractors and lenders shall have the right to enter the Premises at any time in the case of an emergency, and otherwise at reasonable times, for the purpose of inspecting the condition of the Premises and for verifying compliance by Tenant with this Section 23.  Landlord shall have the right to employ experts and/or consultants in connection with its examination of the Premises and with respect to the installation, operation, use, monitoring, maintenance, or removal of any Hazardous Substance on or from the Premises.  The reasonable costs and expenses of any such inspections shall be paid by the party requesting same, unless a contamination, caused or materially contributed to by Tenant, is found to exist or be imminent, or unless the inspection is requested or ordered by governmental authority as the result of any such existing or imminent violation or contamination.  In any such case, Tenant shall upon request reimburse Landlord for the reasonable cost and expenses of such inspection.

23.4        No Liability for Acts of Others.  Notwithstanding anything to the contrary contained in this Lease, Tenant shall only be liable pursuant to this Section 23 for the acts of Tenant and Tenant Parties, and Tenant shall not be liable for the acts of persons or entities other than Tenant and Tenant Parties nor shall Tenant be responsible or liable for contamination that existed at the Premises on the Commencement Date or for contamination emanating from neighboring land.

24.          Medical Waste.

                24.1        Definition.  The term "Medical Waste" shall mean the types of waste described in Section 25023.2 of California's Health and Safety Code and any similar type of waste.  Unless specifically permitted by Section 6 of this Lease to use the Premises for medical office uses, Tenant shall not cause or permit any Medical Waste to be brought, kept or used in or about the Premises or the Project by Tenant, its employees, agents, contractors or invitees.

                24.2        Disposal of Medical Waste.  Tenant hereby agrees, at Tenant's sole expense, to dispose of its Medical Waste in compliance with all federal, state and local laws, rules and regulations relating to the disposal of Medical Waste and to dispose of the Medical Waste in a prudent and reasonable manner.  Tenant shall not place any Medical Waste in refuse containers emptied by Landlord's janitorial staff or in the Project's refuse containers.  At Landlord's option, in Landlord's sole discretion, Landlord shall have the right, upon sixty (60) days' advance written notice to Tenant, at any time and from time to time, to elect to provide Medical Waste disposal services to Tenant.  If Landlord elects to provide Medical Waste disposal services to Tenant, all costs incurred by Landlord in providing such services shall be paid by Tenant to Landlord as additional rent.  Landlord may bill Tenant for said costs based upon the actual cost of providing said services to Tenant, as determined by Landlord, in Landlord's sole discretion, or Landlord may bill said expenses based upon Tenant's Share of the total cost of providing said services.

                24.3        Duty to Inform Landlord.  Within ten (10) days following Landlord's written request, Tenant shall provide Landlord with any information requested by Landlord concerning the existence, generation or disposal of Medical Waste at the Premises, including, but not limited to, the following information: (a) the name, address and telephone number of the person or entity employed by Tenant to dispose of its Medical Waste, including a copy of any contract with said person or entity, (b) a list of each type of Medical Waste generated by Tenant at the Premises and a description of how Tenant disposes of said Medical Waste, (c) a copy of any laws, rules or regulations in Tenant's possession relating to the disposal of the Medical Waste generated by Tenant, and (d) copies of any licenses or permits obtained by Tenant in order to generate or dispose of said Medical Waste.  Tenant shall also immediately provide to Landlord (without demand by Landlord) a copy of any notice, registration, application, permit, or license given to or received from any governmental authority or private party, or persons entering or occupying the Premises, concerning the presence, release, exposure or disposal of any Medical Waste in or about the Premises or the Project.

                24.4        Inspection; Compliance.  Landlord and Landlord's employees, agents, contractors and lenders shall have the right to enter the Premises at any time in the case of an emergency, and otherwise at reasonable times, for the purpose of verifying compliance by Tenant with this Section 24.  Landlord shall have the right to employ experts and/or consultants in connection with its examination of the Premises and with respect to the generation and disposal of Medical Waste on or from the Premises.  The cost and expenses of any such inspection shall be paid by Landlord, unless it is determined that Tenant is not disposing of its Medical Waste in a manner permitted by applicable law, in which case Tenant shall immediately reimburse Landlord for the cost of such inspection.

25.          Tenant Improvements.  Tenant acknowledges and agrees that Landlord shall not be obligated to construct any tenant improvements on behalf of Tenant unless it is obligated to do so pursuant to a work letter agreement (the "Work Letter") that is attached to this Lease as an exhibit. Except as set forth in a Work Letter, it is specifically understood and agreed that Landlord has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, the Project, or any part thereof, or to provide any allowance for such purposes, and that no representations respecting the condition of the Premises or the Project have been made by Landlord to Tenant.

26.          Subordination.

                26.1        Effect of Subordination.  This Lease, and any Option (as defined in Section 27 below) granted hereby, upon Landlord's written election, shall be subject and subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation or security now or hereafter placed upon the Project and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof.  Notwithstanding such subordination, Tenant's right to quiet possession of the Premises shall not be disturbed if Tenant is not in default and so long as Tenant shall pay the rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms.  At the request of any mortgagee, trustee or ground lessor, Tenant shall attorn to such person or entity.  If any mortgagee, trustee or ground lessor shall elect to have this Lease and any Options granted hereby prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Tenant, this Lease and such Options shall be deemed prior to such mortgage, deed of trust or ground lease, whether this Lease or such Options are dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof.  In the event of the foreclosure of a security device, the new owner shall not (a) be liable for any act or omission of any prior landlord or with respect to events occurring prior to its acquisition of title, (b) be liable for the breach of this Lease by any prior landlord, be subject to any offsets or defenses which Tenant may have against the prior landlord or (c) be liable to Tenant for the return of its security deposit.

                26.2        Execution of Documents.  Tenant agrees to execute and acknowledge any documents Landlord reasonably requests that Tenant execute to effectuate an attornment, a subordination, or to make this Lease or any Option granted herein prior to the lien of any mortgage, deed of trust or ground lease, as the case may be.  Tenant acknowledges that the subordination agreement may give the lender the right, in the lender's sole discretion, to continue this Lease in effect or to terminate this Lease in the event of a foreclosure sale.  Tenant's failure to execute such documents within ten (10) days after written demand shall constitute a default by Tenant hereunder or, at Landlord's option, Landlord shall have the right to execute such documents on behalf of Tenant as Tenant's attorney-in-fact.  Tenant does hereby make, constitute and irrevocably appoint Landlord as Tenant's attorney-in-fact and in Tenant's name, place and stead, to execute such documents in accordance with this Section 26.2.

27.          Options.

                27.1        Definition.  As used in this Lease, the word "Option" has the following meaning: (1) the right or option to extend the term of this Lease or to renew this Lease, (2) the option or right of first refusal to lease the Premises or the right of first offer to lease the Premises or the right of first refusal to lease other space within the Project or the right of first offer to lease other space within the Project, and (3) the right or option to terminate this Lease prior to its expiration date or to reduce the size of the Premises.  Any Option granted to Tenant by Landlord must be evidenced by a written option agreement attached to this Lease as a rider or addendum or said option shall be of no force or effect.  For purposes of this section, an Option shall also include any Option contained in any subsequent amendment to this Lease.

                27.2        Options Personal.  Each Option granted to Tenant in this Lease, if any, is personal to the original Tenant and may be exercised only by the original Tenant while occupying the entire Premises and may not be exercised or be assigned, voluntarily or involuntarily, by or to any person or entity other than Tenant, including, without limitation, any permitted transferee as defined in Section 12.  The Options, if any, herein granted to Tenant are not assignable separate and apart from this Lease, nor may any Option be separated from this Lease in any manner, either by reservation or otherwise.  If at any time an Option is exercisable by Tenant, the Lease has been assigned, or a sublease exists as to any portion of the Premises, the Option shall be deemed null and void and neither Tenant nor any assignee or subtenant shall have the right to exercise the Option.

                27.3        Multiple Options.  In the event that Tenant has multiple Options to extend or renew this Lease a later Option cannot be exercised unless the prior Option to extend or renew this Lease has been so exercised.

                27.4        Effect of Default on Options.  Tenant shall have no right to exercise an Option (i) during the time commencing from the date Landlord gives to Tenant a notice of default pursuant to Section 13.1 and continuing until the noncompliance alleged in said notice of default is cured, or (ii) if Tenant is in default of any of the terms, covenants or conditions of this Lease.  The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Tenant's inability to exercise an Option because of the provisions of this Section 27.4.

                27.5        Limitations on Options.  Notwithstanding anything to the contrary contained in any rider or addendum to this Lease, any options, rights of first refusal or rights of first offer granted hereunder shall be subject and secondary to Landlord's right to first offer and lease any such space to any tenant who is then occupying or leasing such space at the time the space becomes available for leasing and shall be subject and subordinated to any other options, rights of first refusal or rights of first offer previously given to any other person or entity.

                27.6        Notice of Exercise of Option.  Notwithstanding anything to the contrary contained in Section 41, Tenant shall give written notice exercising the Option using certified mail return receipt requested or some other method where the person delivering the package containing the notice obtains a signature of the person accepting the package containing the notice (e.g., by FedEx with the requirement that the FedEx delivery person obtain a signature from the person accepting the package).  It shall be the obligation of Tenant to prove that Landlord received the notice exercising the Option in a timely manner.

                27.7        Guarantees.  Notwithstanding anything to the contrary contained in any rider or addendum to this Lease, Tenant's right to exercise and the effectiveness of an Option is conditioned upon Landlord's receipt from any prior tenant that has not been expressly released from liability under this Lease, and any guarantor of any obligation of Tenant under this Lease, of a written agreement satisfactory to Landlord, in Landlord’s sole discretion, reaffirming such person's obligations under this Lease or the guaranty, as modified by Tenant's exercise of the Option.

28.          Landlord Reservations.  Landlord shall have the right: (a) to change the name and address of the Project or Building upon not less than ninety (90) days prior written notice; (b) to, at Landlord’s expense, provide and install Building standard graphics on or near the door of the Premises and such portions of the Common Areas as Landlord shall determine, in Landlord's sole discretion; (c) to permit any tenant the exclusive right to conduct any business as long as such exclusive right does not conflict with any rights expressly given herein; and (d) to place signs, notices or displays upon the roof, interior, exterior or Common Areas of the Project.  Tenant shall not use a representation (photographic or otherwise) of the Building or the Project or their name(s) in connection with Tenant's business or suffer or permit anyone, except in an emergency, to go upon the roof of the Building.  Landlord reserves the right to use the exterior walls of the Premises, and the area beneath, adjacent to and above the Premises together with the right to install, use, maintain and replace equipment, machinery, pipes, conduits and wiring through the Premises, which serve other parts of the Project provided that Landlord's use does not unreasonably interfere with Tenant's use of the Premises.

29.          Changes to Project. Landlord shall have the right, in Landlord's sole discretion, from time to time, to make changes to the size, shape, location, number and extent of the improvements comprising the Project (hereinafter referred to as "Changes") including, but not limited to, the Project interior and exterior, the Common Areas, elevators, escalators, restrooms, HVAC, electrical systems, communication systems, fire protection and detection systems, plumbing systems, security systems, parking control systems, driveways, entrances, parking spaces, parking areas and landscaped areas.  In connection with the Changes, Landlord may, among other things, erect scaffolding or other necessary structures at the Project, limit or eliminate access to portions of the Project, including portions of the Common Areas, or perform work in the Building, which work may create noise, dust or leave debris in the Building.  Tenant hereby agrees that such Changes and Landlord's actions in connection with such Changes shall in no way constitute a constructive eviction of Tenant or entitle Tenant to any abatement of rent.  Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant's business arising from the Changes, nor shall Tenant be entitled to any compensation or damages from Landlord for any inconvenience or annoyance occasioned by such Changes or Landlord's actions in connection with such Changes.  Landlord shall use commercially reasonable efforts to minimize disruption to Tenant's business operations caused by Changes.

30.          Substitution of Other Premises.  Intentionally deleted.

31.          Holding Over.  If Tenant remains in possession of the Premises or any part thereof after the expiration or earlier termination of the term hereof with Landlord's consent, such occupancy shall be a tenancy from month to month upon all the terms and conditions of this Lease pertaining to the obligations of Tenant, except that the Base Rent payable shall be the greater of (a) one hundred fifty percent (150%) of the Base Rent payable immediately preceding the termination date of this Lease or (b) one hundred twenty-five percent (125%) of the fair market Base Rent for the Premises as of the date Tenant holds over, and all Options, if any, shall be deemed terminated and be of no further effect.  If Tenant remains in possession of the Premises or any part thereof after the expiration of the term hereof without Landlord's consent, Tenant shall, at Landlord's option, be treated as a tenant at sufferance or a trespasser.  Nothing contained herein shall be construed to constitute Landlord's consent to Tenant holding over at the expiration or earlier termination of the Lease term or to give Tenant the right to hold over after the expiration or earlier termination of the Lease term.  Tenant hereby agrees to indemnify, hold harmless and defend Landlord from any cost, loss, claim or liability (including attorneys' fees) Landlord may incur as a result of Tenant's failure to surrender possession of the Premises to Landlord upon the termination of this Lease.

32.          Landlord's Access.

                32.1        Access.  Landlord and Landlord's agents, contractors and employees shall have the right to enter the Premises at reasonable times upon 24 hour prior advance telephonic notice to Tenant (except in the case of any emergency, where no advance notice shall be required) for the purpose of inspecting the Premises, performing any services required of Landlord, showing the Premises to prospective purchasers, lenders, or tenants, undertaking safety measures and making alterations, repairs, improvements or additions to the Premises or to the Project.  In the event of an emergency, Landlord may gain access to the Premises by any reasonable means, and Landlord shall not be liable to Tenant for damage to the Premises or to Tenant's property resulting from such access.  Landlord may at any time place on or about the Building or the Project for sale or for lease signs.

                32.2        Keys.  Landlord shall have the right to retain keys to the locks on the entry doors to the Premises and all interior doors at the Premises.  At Landlord's option, Landlord may require Tenant to obtain all keys to door locks at the Premises from Landlord's engineering staff or Landlord's locksmith and to only use Landlord's engineering staff or Landlord's locksmith to change locks at the Premises.  Tenant shall pay Landlord's or its locksmith's standard charge for all keys and other services obtained from Landlord's engineering staff or locksmith.

33.          Security Measures.  Tenant hereby acknowledges that Landlord shall have no obligation whatsoever to provide guard service or other security measures for the benefit of the Premises or the Project, and Landlord shall have no liability to Tenant due to its failure to provide such services.  Tenant assumes all responsibility for the protection of Tenant, its agents, employees, contractors and invitees and the property of Tenant and of Tenant's agents, employees, contractors and invitees from acts of third parties.  Nothing herein contained shall prevent Landlord, at Landlord's sole option, from implementing security measures for the Project or any part thereof, in which event Tenant shall participate in such security measures and the cost thereof shall be included within the definition of Operating Expenses, and Landlord shall have no liability to Tenant and its agents, employees, contractors and invitees arising out of Landlord's negligent provision of security measures.  Landlord shall have the right, but not the obligation, to require all persons entering or leaving the Project to identify themselves to a security guard and to reasonably establish that such person should be permitted access to the Project.

34.          Easements.  Landlord reserves to itself the right, from time to time, to grant such easements, rights and dedications that Landlord deems necessary or desirable, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Tenant.  Tenant shall sign any of the aforementioned documents within ten (10) days after Landlord's request and Tenant's failure to do so shall constitute a default by Tenant.  The obstruction of Tenant's view, air, or light by any structure erected in the vicinity of the Project, whether by Landlord or third parties, shall in no way affect this Lease or impose any liability upon Landlord.

35.          Transportation Management.  Tenant shall fully comply at its sole expense with all present or future programs implemented or required by any governmental or quasi-governmental entity or Landlord to manage parking, transportation, air pollution, or traffic in and around the Project or the metropolitan area in which the Project is located.

36.          Severability.  The invalidity of any provision of this Lease as determined by a court of competent jurisdiction shall in no way affect the validity of any other provision hereof.

37.          Time of Essence.  Time is of the essence with respect to each of the obligations to be performed by Tenant and Landlord under this Lease.

38.          Definition of Additional Rent.  All monetary obligations of Tenant to Landlord under the terms of this Lease, including, but not limited to, Base Rent, Tenant's Share of Operating Expenses and Real Property Taxes, parking charges, late charges and charges for after hours HVAC shall be deemed to be rent.

39.          Incorporation of Prior Agreements.  This Lease and the attachments listed in Section 1.21 contain all agreements of the parties with respect to the lease of the Premises and any other matter mentioned herein.  No prior or contemporaneous agreement or understanding pertaining to any such matter shall be effective.  Except as otherwise stated in this Lease, Tenant hereby acknowledges that no real estate broker nor Landlord or any employee or agents of any of said persons has made any oral or written warranties or representations to Tenant concerning the condition or use by Tenant of the Premises or the Project or concerning any other matter addressed by this Lease.

40.          Amendments.  This Lease may be modified in writing only, signed by the parties in interest at the time of the modification.

41.          Notices.  Subject to the requirements of Section 27.6 of this Lease, all notices required or permitted by this Lease shall be in writing and may be delivered (a) in person (by hand, by messenger or by courier service), (b) by U.S. Postal Service regular mail, (c) by U.S. Postal Service certified mail, return receipt requested, (d) by U.S. Postal Service Express Mail, Federal Express or other overnight courier, or (e) by facsimile transmission, and shall be deemed sufficiently given if served in a manner specified in this Section 41.  Any notice permitted or required hereunder, and any notice to pay rent or quit or similar notice, shall be deemed personally delivered to Tenant on the date the notice is personally delivered to any employee of Tenant at the Premises.  The addresses set forth in Section 1.22 of this Lease shall be the address of each party for notice purposes.  Landlord or Tenant may by written notice to the other specify a different address for notice purposes, except that upon Tenant's taking possession of the Premises, the Premises shall constitute Tenant's address for the purpose of mailing or delivering notices to Tenant.  A copy of all notices required or permitted to be given to Landlord hereunder shall be concurrently transmitted to such party or parties at such addresses as Landlord may from time to time hereinafter designate by written notice to Tenant.  Any notice sent by regular mail or by certified mail, return receipt requested, shall be deemed given three (3) days after deposited with the U.S. Postal Service.  Notices delivered by U.S. Express Mail, Federal Express or other courier shall be deemed given on the date delivered by the carrier to the appropriate party's address for notice purposes.  If any notice is transmitted by facsimile transmission, the notice shall be deemed delivered upon telephone confirmation of receipt of the transmission thereof at the appropriate party's address for notice purposes.  A copy of all notices delivered to a party by facsimile transmission shall also be mailed to the party on the date the facsimile transmission is completed.  If notice is received on Saturday, Sunday or a legal holiday, it shall be deemed received on the next business day.  Nothing contained herein shall be construed to limit Landlord's right to serve any notice to pay rent or quit or similar notice by any method permitted by applicable law, and any such notice shall be effective if served in accordance with any method permitted by applicable law whether or not the requirements of this section have been met.

42.          Waivers.  No waiver by Landlord or Tenant of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Landlord or Tenant of the same or any other provision.  Landlord's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act by Tenant.  The acceptance of rent hereunder by Landlord shall not be a waiver of any preceding breach by Tenant of any provision hereof, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.  No acceptance by Landlord of partial payment of any sum due from Tenant shall be deemed a waiver by Landlord of its right to receive the full amount due, nor shall any endorsement or statement on any check or accompanying letter from Tenant be deemed an accord and satisfaction.  Tenant hereby waives California Code of Civil Procedure Section 1179 and Civil Code Section 3275 which allow tenants to obtain relief from the forfeiture of a lease.  Tenant hereby waives for Tenant and all those claiming under Tenant all rights now or hereafter existing to redeem by order or judgment of any court or by legal process or writ, Tenant's right of occupancy of the Premises after any termination of this Lease.

43.          Covenants.  This Lease shall be construed as though Landlord's covenants contained herein are independent and not dependent and Tenant hereby waives the benefit of any statute to the contrary.  All provisions of this Lease to be observed or performed by Tenant are both covenants and conditions.

44.          Binding Effect; Choice of Law.  Subject to any provision hereof restricting assignment or subletting by Tenant, this Lease shall bind the parties, their heirs, personal representatives, successors and assigns.  This Lease shall be governed by the laws of the state in which the Project is located and any litigation concerning this Lease between the parties hereto shall be initiated in the county in which the Project is located.

45.          Attorneys' Fees.  If Landlord or Tenant brings an action to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action, or appeal thereon, shall be entitled to its reasonable attorneys' fees and court costs to be paid by the losing party as fixed by the court in the same or separate suit, and whether or not such action is pursued to decision or judgment.  The attorneys' fee award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees and court costs reasonably incurred in good faith.  Landlord shall be entitled to reasonable attorneys' fees and all other costs and expenses incurred in the preparation and service of notices of default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such default.  Landlord and Tenant agree that attorneys' fees incurred with respect to defaults and bankruptcy are actual pecuniary losses within the meaning of Section 365(b)(1)(B) of the Bankruptcy Code or any successor statute.

46.          Auctions.  Tenant shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises or the Common Areas.  The holding of any auction on the Premises or Common Areas in violation of this Section 46 shall constitute a default hereunder.

47.          Exemption of Landlord from Liability. Tenant hereby agrees that Landlord and its property manager and their respective officers, directors, employees, representatives and agents (collectively “Landlord Parties”) shall not be liable for injury to Tenant's business or any loss of income therefrom or for loss of or damage to the merchandise, tenant improvements, fixtures, furniture, equipment, computers, files, automobiles, or other property of Tenant, Tenant's employees, agents, contractors or invitees, or any other person in or about the Project, nor shall Landlord Parties be liable for injury to the person of Tenant, Tenant's employees, agents, contractors or invitees, whether such damage or injury is caused by or results from any cause whatsoever including, but not limited to, theft, criminal activity at the Project, negligent security measures, bombings or bomb scares, acts of terrorism, Hazardous Substances or Medical Waste (as defined above), fire, steam, electricity, gas, water or rain, flooding, breakage of pipes, sprinklers, plumbing, air conditioning or lighting fixtures, or from any other cause, whether said damage or injury results from conditions arising upon the Premises or upon other portions of the Project, or from other sources or places, or from new construction or the repair, alteration or improvement of any part of the Project, and regardless of whether the cause of the damage or injury arises out of the active negligence, passive negligence or intentional acts of Landlord Parties.  Landlord Parties shall not be liable for any damages arising from any act or neglect of any employees, agents, contractors or invitees of any other tenant, occupant or user of the Project, nor from the failure of Landlord Parties to enforce the provisions of the lease of any other tenant of the Project.  Tenant, as a material part of the consideration to Landlord hereunder, hereby assumes all risk of damage to Tenant's property or business or injury to persons, in, upon or about the Project arising from any cause, including the active or passive negligence of Landlord Parties, and Tenant hereby waives all claims in respect thereof against Landlord Parties.

48.          Merger.  The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, or a termination by Landlord, shall not result in the merger of Landlord's and Tenant's estates, and shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subtenancies.

49.          Quiet Possession. Subject to the other terms and conditions of this Lease, and the rights of any lender, and provided Tenant is not in default hereunder, Tenant shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease.

50.          Authority.  If Tenant is a corporation, trust, or general or limited partnership, Tenant, and each individual executing this Lease on behalf of such entity, represents and warrants that such individual is duly authorized to execute and deliver this Lease on behalf of said entity, that said entity is duly authorized to enter into this Lease, and that this Lease is enforceable against said entity in accordance with its terms.  If Tenant is a corporation, trust or partnership, Tenant shall deliver to Landlord upon demand evidence of such authority satisfactory to Landlord.

51.          Conflict.  Except as otherwise provided herein to the contrary, any conflict between the printed provisions, exhibits, addenda or riders of this Lease and the typewritten or handwritten provisions, if any, shall be controlled by the typewritten or handwritten provisions.

52.          Multiple Parties.  If more than one person or entity is named as Tenant herein, the obligations of Tenant shall be the joint and several responsibility of all persons or entities named herein as Tenant.  Service of a notice in accordance with Section 41 on one Tenant shall be deemed service of notice on all Tenants.

53.          Interpretation.  This Lease shall be interpreted as if it was prepared by both parties and ambiguities shall not be resolved in favor of Tenant because all or a portion of this Lease was prepared by Landlord.  The captions contained in this Lease are for convenience only and shall not be deemed to limit or alter the meaning of this Lease.  As used in this Lease the words tenant and landlord include the plural as well as the singular.  Words used in the neuter gender include the masculine and feminine gender.

54.          Prohibition Against Recording.  Neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant.  Landlord shall have the right to record a memorandum of this Lease, and Tenant shall execute, acknowledge and deliver to Landlord for recording any memorandum prepared by Landlord.

55.          Relationship of Parties.  Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

56.          Rules and Regulations. Tenant agrees to abide by and conform to the Rules and to cause its employees, suppliers, customers and invitees to so abide and conform.  Landlord shall have the right, from time to time, to modify, amend and enforce the Rules in a non-discriminatory manner.  Landlord shall not be responsible to Tenant for the failure of other persons including, but not limited to, other tenants, their agents, employees and invitees to comply with the Rules.

57.          Right to Lease.  Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in its sole discretion shall determine, and Tenant is not relying on any representation that any specific tenant or number of tenants will occupy the Project.

58.          Security for Performance of Tenant's Obligations.  Notwithstanding any security deposit held by Landlord pursuant to Section 5, Tenant hereby agrees that in the event of a default by Tenant, Landlord shall be entitled to seek and obtain a writ of attachment and/or a temporary protective order and Tenant hereby waives any rights or defenses to contest such a writ of attachment and/or temporary protective order on the basis of California Code of Civil Procedure Section 483.010 or any other related statute or rule.

59.          Attachments.  The items listed in Section 1.21 are a part of this Lease and are incorporated herein by this reference.

60.          Patriot Act.  Tenant represents to Landlord that, (i) neither Tenant nor any person or entity that directly owns a 10% or greater equity interest in it nor any of its officers, directors or managing members is a person or entity (each, a “Prohibited Person”) with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under Executive Order 13224 (the “Executive Order”) signed on September 24, 2001, and entitled “Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action, (ii) Tenant’s activities do not violate the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001 or the regulations or orders promulgated thereunder (as amended from time to time, the “Money Laundering Act”) and (iii) throughout the term of this Lease, Tenant shall comply with the Executive Order and with the Money Laundering Act.

61.          Confidentiality.  Tenant acknowledges and agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord.  Disclosure of the terms hereof could adversely affect the ability of Landlord to negotiate other leases with respect to the Project and may impair Landlord's relationship with other tenants of the Project.  Tenant agrees that it and its partners, officers, directors, employees, brokers, and attorneys, if any, shall not disclose the terms and conditions of this Lease to any other person or entity without the prior written consent of Landlord which may be given or withheld by Landlord, in Landlord's sole discretion.  It is understood and agreed that damages alone would be an inadequate remedy for the breach of this provision by Tenant, and Landlord shall also have the right to seek specific performance of this provision and to seek injunctive relief to prevent its breach or continued breach.

62.          Waiver of Jury Trial.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, LANDLORD AND TENANT HEREBY WAIVE THEIR RESPECTIVE RIGHT TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, COUNTERCLAIM OR CROSS-COMPLAINT IN ANY ACTION, PROCEEDING AND/OR HEARING BROUGHT BY EITHER LANDLORD AGAINST TENANT OR TENANT AGAINST LANDLORD ON ANY MATTER WHATSOEVER ARISING OUT OF, OR IN ANY WAY CONNECTED WITH, THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE PREMISES, OR ANY CLAIM OF INJURY OR DAMAGE, OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY LAW, STATUTE, OR REGULATION, EMERGENCY OR OTHERWISE, NOW OR HEREAFTER IN EFFECT.

LANDLORD AND TENANT ACKNOWLEDGE THAT THEY HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN AND, BY EXECUTION OF THIS LEASE, SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO.  THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LANDLORD AND TENANT WITH RESPECT TO THE PREMISES.  TENANT ACKNOWLEDGES THAT IT HAS BEEN GIVEN THE OPPORTUNITY TO HAVE THIS LEASE REVIEWED BY ITS LEGAL COUNSEL PRIOR TO ITS EXECUTION.  PREPARATION OF THIS LEASE BY LANDLORD OR LANDLORD'S AGENT AND SUBMISSION OF SAME TO TENANT SHALL NOT BE DEEMED AN OFFER BY LANDLORD TO LEASE THE PREMISES TO TENANT OR THE GRANT OF AN OPTION TO TENANT TO LEASE THE PREMISES.  THIS LEASE SHALL BECOME BINDING UPON LANDLORD ONLY WHEN FULLY EXECUTED BY BOTH PARTIES AND WHEN LANDLORD HAS DELIVERED A FULLY EXECUTED ORIGINAL OF THIS LEASE TO TENANT.  THE DELIVERY OF A DRAFT OF THIS LEASE TO TENANT SHALL NOT CONSTITUTE AN AGREEMENT BY LANDLORD TO NEGOTIATE IN GOOD FAITH, AND LANDLORD EXPRESSLY DISCLAIMS ANY LEGAL OBLIGATION TO NEGOTIATE IN GOOD FAITH.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

LANDLORD:

The Realty Associates Fund V, L.P.,

a Delaware limited partnership

By:           Realty Associates Fund V, LLC,

a Massachusetts limited liability company,

General Partner

By:           Realty Associates Advisors LLC, a Delaware

limited liability company, Manager

By:           Realty Associates Advisors Trust, a

Massachusetts business trust, Manager

By: ______________________________

      Officer

TENANT*:

Auxilio, Inc.,

a Nevada corporation

By:           _____________________________

                _____________________________

                                (print name)

Its:           ____________________________

                                (print title)

By:           _____________________________

                _____________________________

                                (print name)

Its:           ____________________________

                                (print title)

*If Tenant is a corporation, the authorized officers must sign on behalf of the corporation and indicate the capacity in which they are signing.  The Lease must be executed by the president or vice president and the secretary or assistant secretary, unless the bylaws or a resolution of the board of directors shall otherwise provide, in which event, the bylaws or a certified copy of the resolution, as the case may be, must be attached to this Lease.

EXHIBIT A

PREMISES

Exhibit A is intended only to show the general layout of the Premises, and shall not be interpreted to increase or decrease the size of the Premises beyond the number of rentable square feet set forth in Section 1.6.  Exhibit A is not to be scaled and any measurements or distances shown on Exhibit A are approximates only.

NO
OFFICE
MEETING
SERVER
COPY
FILE
RECEPTION
CONFERENCE
FIRE CONTROL ROOM
ELEVATOR
NOTES:
1. ALL OFFICE WALLS SHALL BE INSULATED
scale: 1/4" = 1'-0"
north

AUXILIO
Mission Viejo, CA

TEST FIT / SPACE PLAN - SUITE 100
scheme: C REV3

26300 La Alameda
SDG09-6051-00
12.NOV.2009

WARE MALCOMB
Leading Design for Commercial Real Estate

EXHIBIT B

VERIFICATION LETTER

                Auxilio, Inc., a Nevada corporation ("Tenant"), hereby certifies that it has entered into a lease with The Realty Associates Fund V, L.P., a Delaware limited partnership ("Landlord"), and verifies the following information as of the 18th day of November, 2009:

                                                Address of Building            :               26300 La Alameda__________________________

                                                                                                                Mission Viejo, CA 92691______________________

Number of Rentable Square Feet in Premises            :               6,824_____________________________________

                                         Commencement Date              :               March 1, 2010______________________________

                                      Lease Termination Date              :               July 31, 2015_______________________________

                                                Tenant’s Share                    :               10.789% (6,842 divided by 63,415)______

                                                    Initial Base Rent              :               $12,624.40_________________________________

                                   Billing Address for Tenant              :               26300 La Alameda, Suite 100 ______________

                                                                                                                Mission Viejo, CA 92691______________________

                                                                                                                __________________________________________

                                                                 Attention               :               Accounts Payable___________________________

                                             Telephone Number               :               (949) 614-0700_____________________________

                                            Federal Tax I.D. No.                :               88-0350448________________________________

                Tenant acknowledges and agrees that all tenant improvements Landlord is obligated to make to the Premises, if any, have been completed to Tenant's satisfaction, that Tenant has accepted possession of the Premises, and that as of the date hereof, there exist no offsets or defenses to the obligations of Tenant under the Lease.

TENANT:

Auxilio, Inc.,

a Nevada corporation

By:           _____________________________

                Paul T. Anthony________________

                                (print name)

Its:           Chief Financial Officer__________

                                (print title)

By:           _____________________________

                _____________________________

                                (print name)

Its:           ____________________________

                                (print title)

EXHIBIT C

RULES AND REGULATIONS

GENERAL RULES

                Tenant shall faithfully observe and comply with the following Rules and Regulations.

1.             Tenant shall not alter any locks or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord's prior written consent.  Tenant shall bear the cost of any lock changes or repairs required by Tenant.  Keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord.  If card keys are used to gain access to the Project, Landlord may (a) charge Tenant for the cost of any card keys issued to Tenant and charge Tenant for the cost of replacing lost or stolen card keys, (b) collect deposits for card keys issued to Tenant (and retain a deposit applicable to a card key if the card key is not returned) and (c) require Tenant to immediately return card keys that are no longer in use.  Tenant shall only provide card keys or other keys to its Premises to its employees, and Tenant shall at all times keep an accurate list of the name of each employee to whom it has provided a card key or regular key.  Tenant shall immediately notify Landlord of any lost or stolen card keys or regular keys, and on the day that the employment of an employee ends, Tenant shall obtain all card keys and regular keys from the employee.  Tenant shall return all card keys and regular keys upon the termination of the Lease.

2.             All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises.  Tenant shall assume any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

3.             Landlord reserves the right to close and keep locked all entrance and exit doors of the Project except during the Project's normal hours of business as defined in Section 11.4 of the Lease.  Tenant, its employees and agents must be sure that the doors to the Project are securely closed and locked when leaving the Premises if it is after the normal hours of business of the Project.  Tenant, its employees, agents or any other persons entering or leaving the Project at any time when it is so locked, or any time when it is considered to be after normal business hours for the Project, may be required to sign the Project register.  Access to the Project may be refused unless the person seeking access has proper identification or has a previously received authorization for access to the Project.  Landlord and its agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Project of any person.  In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.

4.             Landlord reserves the right, in Landlord's sole and absolute discretion, to close or limit access to the Project and/or the Premises, from time to time, due to the failure of utilities, due to damage to the Project and/or the Premises, to ensure the safety of persons or property or due to government order or directive, and Tenant agrees to immediately comply with any such decision by Landlord.  If Landlord closes or limits access to the Project and/or the Premises for the reasons described above, Landlord's actions shall not constitute a breach of the Lease.

5.             No furniture, freight or equipment of any kind shall be brought into the Project without Landlord's prior authorization.  Tenant shall only move in and out of the Premises at times designated by Landlord, in Landlord's sole discretion (e.g., Landlord could require that all moves in and out of the Premises only occur on weekends or on weekdays between 5:00 p.m. and 11:00 p.m.).  All moves in and out of the Premises shall be scheduled with Landlord in advance, on a first come, first served basis.  All property shall be moved in and out of the Premises using the freight elevator.  Landlord shall have the right, in its sole discretion, to permit only one tenant to move in or out of the Project at a time.  When moving equipment, furniture and other items into and out of the Premises, Tenant shall take whatever precautions Landlord designates to protect the Project from damage (e.g., placing plastic or other protective material on carpets in the common areas and the Premises).  Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Project and also the times and manner of moving the same in and out of the Project.  Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight, and Tenant shall be solely responsible for the cost of installing all supports.  Landlord will not be responsible for loss of or damage to any such safe or property in any case.  Any damage to any part of the Project, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility and expense of Tenant.

6.             The requirements of Tenant will be attended to only upon application at the management office for the Project or at such office location designated by Landlord.  Tenant shall not ask employees of Landlord to do anything outside their regular duties without special authorization from Landlord.

7.             Tenant shall not disturb, solicit, or canvass any occupant of the Project and shall cooperate with Landlord and its agents to prevent the same.  Tenant, its employees and agents shall not loiter in or on the entrances, corridors, sidewalks, lobbies, halls, stairways, elevators, or any Common Areas for the purpose of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises.  Smoking shall not be permitted in the Common Areas.

8.             The toilet rooms, urinals and wash bowls shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein.  The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or agents, shall have caused it.

9.             Except for vending machines intended for the sole use of Tenant's employees and invitees, no vending machine or machines other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord.  All vendors or other persons visiting the Premises shall be subject to the reasonable control of Landlord.  Tenant shall not permit its vendors or other persons visiting the Premises to solicit other tenants of the Project.

10.          Tenant shall not use or keep in or on the Premises or the Project any kerosene, gasoline or other inflammable or combustible fluid or material.  Tenant shall not bring into or keep within the Premises or the Project any animals, birds, bicycles or other vehicles.

11.          Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors, or vibrations, or to otherwise interfere in any way with the use of the Project by other tenants.

12.          No cooking shall be done or permitted on the Premises, nor shall the Premises be used for the storage of merchandise, for loading or for any improper, objectionable or immoral purposes.  Notwithstanding the foregoing, Underwriters' Laboratory approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and visitors of Tenant, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations; and provided further that such cooking does not result in odors escaping from the Premises.

13.          Landlord shall have the right to approve where and how telephone wires are to be introduced to the Premises.  No boring or cutting for wires shall be allowed without the consent of Landlord.  The location of telephone call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.  Tenant shall not mark, drive nails or screws, or drill into the partitions, woodwork or plaster contained in the Premises or in any way deface the Premises or any part thereof without Landlord's prior written consent.  Tenant shall not install any radio or television antenna, satellite dish, loudspeaker or other device on the roof or exterior walls of the Project.  Tenant shall not interfere with broadcasting or reception from or in the Project or elsewhere.

14.          Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

15.          Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Project's heating and air conditioning system, and shall refrain from attempting to adjust any controls.  Tenant shall not without the prior written consent of Landlord use any method of heating or air conditioning other than that supplied by Landlord.  Tenant shall not use electric fans or space heaters in the Premises.

16.          Tenant shall store all its trash and garbage within the interior of the Premises.  No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash in the vicinity of the Project without violation of any law or ordinance governing such disposal.  All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate.

17.          Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

18.          No awnings or other projection shall be attached to the outside walls or windows of the Project by Tenant.  No curtains, blinds, shades or screens shall be attached to or hung in any window or door of the Premises without the prior written consent of Landlord.  Landlord shall have the right to require Tenant to use Landlord's standard curtains or window coverings.  Tenant shall not place any signs in the windows of the Premises or the Project.  All electrical ceiling fixtures hung in the Premises must be fluorescent and/or of a quality, type, design and bulb color approved by Landlord.  Tenant shall abide by Landlord's regulations concerning the opening and closing of window coverings which are attached to the windows in the Premises.  The skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Project shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills.

19.          Tenant shall not employ any person or persons other than the janitor of Landlord for the purpose of cleaning the Premises unless otherwise agreed to in writing by Landlord.  Except with the prior written consent of Landlord, no person or persons other than those approved by Landlord shall be permitted to enter the Project for the purpose of cleaning same.  Landlord shall in no way be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant or any of its employees or other persons by the janitor of Landlord.  Landlord shall not be obligated to notify Tenant of the times at which the janitorial staff will enter the Premises, and Tenant hereby authorizes the janitorial staff to enter the Premises at any time, without notice.  Janitor service shall include ordinary dusting and cleaning by the janitor assigned to such work and shall not include cleaning of carpets or rugs, except normal vacuuming, or moving of furniture and other special services.  Window cleaning shall be done only by Landlord at reasonable intervals and as Landlord deems necessary.

20.          Tenant acknowledges that the local fire department has previously required Landlord to participate in a fire and emergency preparedness program or may require Landlord and/or Tenant to participate in such a program in the future.  Tenant agrees to take all actions necessary to comply with the requirements of such a program including, but not limited to, designating certain employees as "fire wardens" and requiring them to attend any necessary classes and meetings and to perform any required functions.

21.          Tenant and its employees shall comply with all federal, state and local recycling and/or resource conversation laws and shall take all actions requested by Landlord in order to comply with such laws.  Tenant and its employees shall participate in any recycling or resource conservation program implemented by Landlord, at Tenant's sole expense.

PARKING RULES

1.             Parking areas shall be used only for parking by vehicles no longer than full size, passenger automobiles.  Tenant and its employees shall park automobiles within the lines of the parking spaces.  Landlord may designate the areas in the parking facilities that will be available for unreserved or reserved parking, in Landlord’s sole discretion.

2.             Tenant shall not knowingly permit or allow any vehicles that belong to or are controlled by Tenant or Tenant's employees, suppliers, shippers, customers, or invitees to be loaded, unloaded, or parked in areas other than those designated by Landlord for such activities.  Users of the parking area will obey all posted signs and park only in the areas designated for vehicle parking.

3.             Landlord may require Tenant and Tenant’s employees to use parking cards, parking stickers or other identification devices. Parking stickers, parking cards and other identification devices shall be the property of Landlord and shall be returned to Landlord by the holder thereof upon termination of the holder's parking privileges.  Landlord may require Tenant and each of its employees to give Landlord a reasonable deposit when a parking card or other parking device is issued.  Landlord shall not be obligated to return the deposit unless and until the parking card or other device is returned to Landlord.  Tenant will pay such replacement charges as is reasonably established by Landlord for the loss of such devices.  Loss or theft of parking identification stickers or devices from automobiles must be reported to the parking operator immediately.  Any parking identification stickers or devices reported lost or stolen found on any unauthorized car will be confiscated and the illegal holder will be subject to prosecution.

4.             Landlord reserves the right to relocate all or a part of parking spaces within the parking area and/or to reasonably adjacent off site locations(s), and to allocate them between compact and standard size and tandem spaces, as long as the same complies with applicable laws, ordinances and regulations.  If access to the parking areas are not now controlled with gates or similar devices, Landlord shall have the right, but not the obligation, to install gates or other devices to control access to the parking areas, and Tenant shall comply with all of Landlord’s rules and regulations relating to access to the parking areas.

5.             Unless otherwise instructed, every person using the parking area is required to park and lock his own vehicle.  Landlord will not be responsible for any damage to vehicles, injury to persons or loss of property, all of which risks are assumed by the party using the parking area.

6.             Validation of visitor parking, if established, will be permissible only by such method or methods as Landlord may establish at rates determined by Landlord, in Landlord's sole discretion.  Only persons visiting Tenant at the Premises shall be permitted by Tenant to use the Project's visitor parking facilities.

7.             The maintenance, washing, waxing or cleaning of vehicles in the parking structure or Common Areas is prohibited.

8.             Tenant shall be responsible for seeing that all of its employees, agents and invitees comply with the applicable parking rules, regulations, laws and agreements.  Parking area managers or attendants, if any, are not authorized to make or allow any exceptions to these Parking Rules and Regulations.  Landlord reserves the right to terminate parking rights for any person or entity that willfully refuses to comply with these rules and regulations.

9.             Every driver is required to park his own car.  Where there are tandem spaces, the first car shall pull all the way to the front of the space leaving room for a second car to park behind the first car.  The driver parking behind the first car must leave his key with the parking attendant.  Failure to do so shall subject the driver of the second car to a $50.00 fine.  Refusal of the driver to leave his key when parking in a tandem space shall be cause for termination of the right to park in the parking facilities.  The parking operator, or his employees or agents, shall be authorized to move cars that are parked in tandem should it be necessary for the operation of the parking facilities.  Tenant agrees that all responsibility for damage to cars or the theft of or from cars is assumed by the driver, and further agrees that Tenant will hold Landlord harmless for any such damages or theft.

10.          No vehicles shall be parked in the parking areas overnight.  The parking areas shall only be used for daily parking and no vehicle or other property shall be stored in a parking space.

11.          Any vehicle parked by Tenant, its employees, contractors or visitors in a reserved parking space or in any area of the parking area that is not designated for the parking of such a vehicle may, at Landlord's option, and without notice or demand, be towed away by any towing company selected by Landlord, and the cost of such towing shall be paid for by Tenant and/or the driver of said vehicle.

12.          At Landlord's request, Tenant shall provide Landlord with a list which includes the name of each person using the parking facilities based on Tenant's parking rights under this Lease and the license plate number of the vehicle being used by that person.  Tenant shall provide Landlord with an updated list within five (5) days after any part of the list becomes inaccurate.

                Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord's judgment may from time to time be necessary for the management, safety, care and cleanliness of the Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein.  Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Project.  Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

EXHIBIT D

ADDENDUM TO STANDARD OFFICE LEASE

                It is hereby agreed by Landlord and Tenant that the provisions of this Addendum are a part of the Lease.  If there is a conflict between the terms and conditions of this Addendum and the terms and conditions of the Lease, the terms and conditions of this Addendum shall control.  Capitalized terms in this Addendum shall have the same meaning as capitalized terms in the Lease, and, if a Work Letter Agreement is attached to this Lease, as those terms have been defined in the Work Letter Agreement.

1.            Abatement of Rent.  Landlord hereby agrees to conditionally waive the Base Rent due for the 1st through the 6th months of the initial Lease term.  No amounts due to Landlord under the Lease other than the Base Rent referred to above shall be conditionally waived.  In the event Tenant commits a default as defined in the Lease, Base Rent coming due thereafter shall not be waived, and all Base Rent that Landlord conditionally waived in the past shall be immediately due and payable by Tenant to Landlord without notice or demand from Landlord.  If the Lease expires in accordance with its terms, and does not terminate as a result of a default by Tenant, Landlord agrees to permanently waive the Base Rent it has conditionally waived.

2.             Access to Premises - 365 Days Per Year.  Subject to the other terms and conditions of the Lease, Landlord shall use reasonable efforts to provide Tenant with access to the Premises twenty-four (24) hours a day, three hundred sixty-five (365) days per year.  Notwithstanding the foregoing, Tenant acknowledges and agrees that repairs, hazardous conditions and circumstances beyond Landlord's control may prevent access to the Premises from time to time.

3.             Sign – Suite and Lobby Directory – Landlord Pays.  Landlord shall place Tenant’s name adjacent to the door to the Premises using Building standard suite signage at Landlord’s sole cost and expense.  In addition, Landlord shall place Tenant’s name in the Building’s lobby directory, at Landlord’s sole cost and expense.  Any changes to Tenant’s name shall be paid for by Tenant, at Tenant’s sole cost and expense.

4.             Cap on Controllable Operating Expenses. As of January 1 of the Base Year (the “Cap Start Date”; the period between the Cap Start Date and the expiration of the initial Term being referred to herein as the “Cap Term”), Operating Expenses shall be comprised of “Controllable Operating Expenses” and “Non-Controllable Operating Expenses.”  Controllable Operating Expenses are those components of Operating Expenses that are within the exclusive discretion and control of Landlord and are not related to taxes, insurance, utilities, janitorial services, management fees, snow removal, compliance with laws, force majeure and/or collectively-bargained union wages.  Non-Controllable Operating Expenses are those components of Operating Expenses that are not Controllable Operating Expenses.  Notwithstanding the foregoing, for the purpose of calculating Tenant’s Share of Operating Expenses each year during the Cap Term, the items of Controllable Operating Expenses shall be deemed not to increase more than 5% (the “Cap Percentage”) per calendar year.

5.             Improvement, FF&E and Rent Allowance.  Provided a material default has not occurred under this Lease, until the expiration of the 13th full calendar month of the initial Term (the “Allowance Deadline”), Landlord shall provide Tenant an allowance (the “Allowance”) in the amount of up to $10.00 per rentable square foot in the Premises (i.e., $68,240.00) for (a) the cost of improvements (in addition to the Improvements, as defined in Exhibit E) and FF&E (as defined in Exhibit E), provided Tenant submits to Landlord paid invoices therefor prior to the Allowance Deadline, and (b) as a credit against Tenant’s rent obligations under the Lease next coming due that accrue prior to the Allowance Deadline, provided Tenant gives Landlord written notice thereof prior to the Allowance Deadline; provided, however, if a material occurs Tenant shall have no right to use any portion of the Allowance for such expenses or as a credit against rent and any credit against rent previously given shall, at Landlord’s election, either be reversed or immediately paid to Landlord by Tenant.  Any portion of the Allowance which remains unspent as of the Allowance Deadline shall be retained by Landlord without credit or reimbursement to Tenant.

6.             Moving Allowance.  Provided a material default has not occurred under this Lease and Tenant has performed all its obligations under this Lease (exclusive of any notice and cure period), Landlord shall provide Tenant a moving allowance (the “Moving Allowance”) in the amount of up to $5.00 per rentable square foot in the Premises (i.e., $34,120.00) for moving to the Premises and/or for the cost of the Eyebrow Sign (as hereinafter defined).  Within 30 days of the Commencement Date, Tenant shall provide Landlord with written invoices from unaffiliated third parties evidencing to Landlord’s satisfaction that the invoices are related to reasonable expenses actually incurred in connection with Tenant’s move to the Premises and/or for the cost of the Eyebrow Sign, including the installation of wiring and cabling in the Premises (the “Moving Invoices”).  If Landlord is obligated to provide Tenant the Moving Allowance, Landlord shall pay the Moving Invoices in an amount up to the Moving Allowance.  If Landlord is not obligated to provide Tenant the Moving Allowance (or if the amount of the Moving Invoices exceeds the Moving Allowance), Tenant immediately pay the Moving Invoices or the amount of the Moving Invoices in excess of the Moving Allowance, as applicable.  Any portion of the Moving Allowance which remains unspent as of the 30th day following the Commencement Date shall be retained by Landlord without credit or reimbursement to Tenant.

7.             Eyebrow Sign.  Subject to Section 22 of the Lease and all Laws, Tenant shall have the right, at Tenant’s sole cost and expense, to install an eyebrow sign (the “Eyebrow Sign”) at a mutually agreeable location above the exterior entrance to the Premises.  The Eyebrow Sign shall conform to Landlord’s signage criteria (as such criteria may be amended from time to time), including graphics, size, color, style and location, and shall be subject to the prior written consent of Landlord.  In addition, Tenant shall maintain the Eyebrow Sign in a neat, clean and first-class appearance.  Tenant shall maintain the Eyebrow Sign at Tenant's sole cost and expense (including, without limitation, electricity) and in conformity with all federal, state, and local laws, ordinances, rules and regulations, all court orders, governmental directives, and governmental orders and all interpretations of the foregoing, and all restrictive covenants (including, without limitation, the approval of any property owner associations) and other matters affecting the Project (“Laws”) and remove the same and repair and restore all damage caused by such removal at the expiration or earlier termination of this Lease or Tenant’s right to maintain the Eyebrow Sign (including, without limitation, repairing all damage to the Building facade); provided, however, Landlord shall have the right to repair and restore all damage at Tenant’s sole cost and expense.  If Tenant fails to install the Eyebrow Sign within 3 months of the Lease Date, at Landlord’s election Tenant’s right to install an Eyebrow Sign shall become null and void.  Tenant’s right to install and maintain the Eyebrow Sign is personal to the original “tenant” named in this Lease and does not inure to the benefit of any assignee or sublessee.

8.             Right of Offer.  Tenant shall have the right of first offer (the “Right of First Offer”) to lease space as shown cross-hatched on Exhibit D-1 (the “First Offer Space”), in accordance with and subject to each of the following terms and conditions:

                (a)           Procedure for Offer.   During the initial Term, Landlord shall notify Tenant (a "First Offer Availability Notice") from time to time when the First Offer Space or any portion thereof becomes available for lease to third parties, provided that no Superior Right Holder (hereinafter defined) wishes to lease such space.  Pursuant to such First Offer Availability Notice, Landlord shall offer to lease to Tenant the then available First Offer Space.  A First Offer Availability Notice shall describe the space so offered to Tenant and shall set forth the terms upon which Landlord is willing to lease such space to Tenant.  The rentable square footage of the space so offered to Tenant shall be determined by Landlord in accordance with Landlord’s standard method for measuring space in the Building.   If Landlord unintentionally fails to provide a First Offer Availability Notice to Tenant, Tenant’s sole remedy for such failure shall be to notify Landlord of the failure and to request that it be provided a First Offer Availability Notice, and, in this event, if the First Offer Space has not been encumbered by a fully negotiated and executed lease between Landlord and a third party, Landlord shall provide the First Offer Availability Notice to Tenant.  Under no circumstances shall Landlord have any legal liability to Tenant (for damages or otherwise) due to Landlord’s unintentional failure to provide a First Offer Availability Notice to Tenant.

                (b)           Procedure for Acceptance.  If Tenant wishes to exercise Tenant's Right of First Offer with respect to the space described in a First Offer Availability Notice, then within five (5) business days of delivery of such First Offer Availability Notice to Tenant, Tenant shall deliver notice to Landlord (a "First Offer Acceptance Notice") of Tenant's exercise of the Right of First Offer with respect to the entire space described in such First Offer Availability Notice on the terms contained therein.  If Tenant does not deliver a First Offer Acceptance Notice within the five (5) business day period, then Landlord shall be free to lease the space described in such First Offer Availability Notice to anyone to whom Landlord desires on any terms Landlord desires.  Notwithstanding anything to the contrary contained herein, Tenant must elect to exercise the Right of First Offer, if at all, with respect to all of the space offered by Landlord to Tenant at any particular time, and Tenant may not elect to lease only a portion thereof.  If Tenant does not exercise the Right of First Offer with respect to the space described in a First Offer Availability Notice or if Tenant fails to respond to a First Offer Availability Notice within five (5) business days of delivery thereof, then Tenant's Right of First Offer as set forth in this exhibit shall terminate as to all of the First Offer Space.

                (c)           Construction in First Offer Space.  Tenant shall accept the First Offer Space in its then existing "as is" condition, and except as set forth in a First Offer Availability Notice Landlord shall not be required perform any improvements or provide any allowance for improvements.  The construction of any improvements in the First Offer Space shall comply with the terms of the Lease.

                (d)           Landlord’s Right to Make Term Coterminous.  If the Term with respect to the First Offer Space will expire after the Term with respect to the Premises, at Landlord’s election, the Term with respect to the Premises will be extended to be coterminous with the Term with respect to the First Offer Space, and the Base Rent rate with respect to the Premises during such extended period will be the greater of (i) the Base Rent rate with respect to the First Offer Space, (ii) the Base Rent rate payable during the last month of the initial Term with respect to the Premises, or (iii) the Market Rate, as hereinafter defined.

                (e)           Superior Right Holders.  Notwithstanding the foregoing, the Right of First Offer and Landlord’s obligation to deliver a First Offer Availability Notice shall commence only following the expiration or earlier termination of the existing leases (including renewals) of the First Offer Space, and such right of first offer shall be subordinate to all tenants and subtenants (and the rights of all tenants and subtenants under leases of the First Offer Space) existing as of the date hereof, and all rights of other tenants of the Project, which rights relate to the First Offer Space and which rights are set forth in leases of space in the Project existing as of the date hereof, each including any renewal, extension, expansion, first offer, first negotiation and other similar rights, regardless of whether such rights are executed strictly in accordance with their respective terms or pursuant to lease amendments or new leases (all such tenants under existing leases of the First Offer Space and other tenants of the Project, collectively, the "Superior Right Holders").

                                (f)            Occupancy of Premises.  The Right of First Offer may only be exercised while Tenant is occupying the entire Premises, and at Landlord’s election any delivery of a First Offer Acceptance Notice during any period of time in which Tenant is not occupying the entire Premises shall be null and void and of no effect.

                (g)           Tenant’s Default.  Notwithstanding the foregoing, (a) Tenant shall have no right to exercise the Right of First Offer at any time in which an event exists which, with notice or lapse of time or both, would constitute a default under the Lease, and any exercise during such period of time shall be null and void and of no effect, (b) if a default occurs under the Lease prior to Tenant’s exercise of the Right of First Offer (in accordance with Section (b) hereof), the Right of First Offer shall automatically become null and void, and (c) if a default occurs under the Lease after Tenant’s exercise of the Right of First Offer (in accordance with Section (b) hereof), then Landlord may elect, but is not obligated, by written notice given to Tenant to cancel and declare null and void Tenant’s exercise of the Right of First Offer.  If Landlord does not cancel Tenant’s exercise of the Right of First Offer after a default, Tenant shall cure the default within the period of time specified in the Lease.

                (h)           No Right of First Offer After Transfer.  The Right of First Offer is personal to the originally named Tenant in the Lease or Lease amendment to which this exhibit is attached.  If a Transfer occurs, the Right of First Offer shall be deemed null and void.  This condition may be waived by Landlord at its sole discretion and may not be used by Tenant as a means to negate the effectiveness of Tenant’s exercise of the Right of First Offer.

                                (i)            No Right of First Offer After Exercise of Certain Options.  Notwithstanding anything in the Lease to the contrary, (a) if Tenant exercises any option contained in the Lease, if any, to terminate the Lease or reduce the size of the Premises, the Right of First Offer shall automatically become null and void upon such exercise, and (b) if Tenant exercises the Right of First Offer, any rights of Tenant under the Lease to terminate the Lease or reduce the size of the Premises, if any, shall automatically become null and void upon such exercise.

                                (j)            Brokerage Commissions.  Tenant shall be liable for all brokerage commissions payable to any brokers representing Tenant related to any expansion pursuant to this exhibit except to the extent Landlord is responsible for any such commissions pursuant to a separate written agreement with such broker(s).

                (k)           Other Terms of Lease Apply.  Except for the specific terms applicable to the First Offer Space, all other terms and conditions of the Lease shall apply to the First Offer Space.

                                (l)            Amendment to Lease.  Promptly after Tenant’s exercise of the Right of First Offer, Landlord shall deliver to Tenant an amendment to the Lease to reflect the addition of the applicable First Offer Space. Within 10 days thereafter, Tenant shall execute and return the amendment.  If Tenant fails to return the amendment within such 10 day period, at Landlord’s written election, Tenant’s rights under this Exhibit shall be deemed terminated and Tenant shall have no further right to the First Offer Space.

9.             Termination Option.  Notwithstanding anything to the contrary contained herein, Tenant shall have a one-time option to terminate the Lease (the “Termination Option”) in accordance with and subject to each of the following terms and conditions:

                a.             Termination Notice.  If Tenant desires to exercise the Termination Option, Tenant shall give Landlord irrevocable written notice (the “Termination Notice”) of Tenant’s exercise of the Termination Option, which shall be delivered by U.S. certified mail, return receipt requested.  The Termination Notice must be received by Landlord no later than the date that is one hundred eighty (180) days prior to the Termination Date (as defined below).  Time is of the essence with the respect to Landlord’s receipt of the Termination Notice and all other deadlines in this section.

                b.             Termination Date.  If Landlord timely receives the Termination Notice and Tenant complies with all the provisions in this section, the Lease shall terminate at 11:59 p.m. on the last day of the 42nd full calendar month following the Commencement Date (the “Termination Date”).

                c.             Termination Fee Must Accompany Termination Notice.  In order for the Termination Notice to be effective, it must be accompanied by the entire termination fee (the “Termination Fee”) in cash or certified funds in the amount of the sum of (a) the total aggregate amount of the brokerage commission payable in connection with the Lease or the Amendment to which this Section is attached, the total cost of the Improvements, the Allowance, and the Moving Allowance, which would be unamortized as of the Termination Date, assuming that such total aggregate amount were to be fully amortized over the initial Term using an interest rate of 8% per annum, and (b) 2 times the monthly installment of Base Rent and Operating Expenses due and payable in the last full calendar month prior to the Termination Date.

                d.             Tenant’s Obligations Survive Termination.  Tenant’s obligations to pay rent and any other costs or charges under the Lease, and to perform all other Lease obligations for the period up to and including the Termination Date, shall survive the termination of the Lease.

                        e.             Tenant’s Default.  Notwithstanding the foregoing, (a) Tenant shall have no right to exercise the Termination Option or deliver a Termination Notice at any time in which an event exists which, with notice or lapse of time or both, would constitute a material default under the Lease, and any delivery of a Termination Notice during such period of time shall be null and void and of no effect, (b) if a material default occurs under the Lease prior to Tenant’s exercise of the Termination Option (in accordance with Subjection a. hereof), the Termination Option shall automatically become null and void, and (c) if a material default occurs under the Lease after Tenant’s exercise of the Termination Option (in accordance with Subsection a. hereof), then Landlord may elect, but is not obligated, by written notice given to Tenant to cancel and declare null and void Tenant’s exercise of the Termination Option, and the Lease shall continue in full force and effect for the full Term hereof unaffected by Tenant’s exercise of the Termination Option and Landlord shall either (i) retain the Termination Fee as an additional Security Deposit under the Lease, or (ii) apply the Termination Fee to existing or future Rent obligations under the Lease, and/or (iii) refund the Termination Fee to Tenant.  If Landlord does not cancel Tenant’s exercise of the Termination Option after a material default, Tenant shall cure the default within the period of time specified in the Lease and this obligation shall survive the Termination Date.

                        f.              Tenant Shall Surrender Space by Termination Date.  If Tenant exercises the Termination Option, Tenant covenants to surrender full and complete possession of the Premises to Landlord on or before the Termination Date vacant, broom-clean, devoid of Tenant’s or any third party’s personal property, and in good order and condition, in accordance with the provisions of the Lease, and thereafter the Premises shall be free and clear of all leases, tenancies, and rights of occupancy of any entity claiming by or through Tenant.

                                g.             Failure to Surrender Constitutes a Holdover.  If Tenant shall fail to deliver possession of the Premises on or before the Termination Date in accordance with the terms hereof, Tenant shall be deemed to be a holdover tenant from and after the Termination Date.

                        h.             Lease Ceases After Termination.  If Tenant properly and timely exercises the Termination Option and Landlord has not negated the effectiveness of Tenant’s exercise of the Termination Option as allowed under this Section, the Lease shall cease and expire on the Termination Date with the same force and effect as if the Termination Date were the date originally provided in the Lease as the expiration date of the Term hereof.

                        i.              Release of Landlord.  As of the Termination Date, Tenant agrees that Landlord shall be released from any and all claims, damages, obligations, liabilities, actions, and causes of action of every kind and nature whatsoever arising connection with the Lease.

                j.              No Termination Option After Transfer.  The Termination Option is personal to the named Tenant.  If a Transfer occurs, the Termination Option shall be deemed null and void and neither Tenant nor any transferee shall have the right to exercise the Termination Option.  This condition may be waived by Landlord at its sole discretion and may not be used by Tenant as a means to negate the effectiveness of Tenant’s exercise of the Termination Option.

                                j.              No Termination Option After Exercise of Certain Options.  Notwithstanding anything in the Lease to the contrary, if Tenant exercises any option contained in the Lease, if any, to extend the Term of the Lease (e.g., an extension option) or increase the size of the Premises (e.g., a right of first offer), the Termination Option shall automatically become null and void upon such exercise.

                k.             Termination Option Only Applies to Original Premises.  Notwithstanding anything in this Section to the contrary, the Termination Option applies only to the original Premises (the “Original Premises”) described in this Lease (i.e., 6,824 rentable square feet) and not to any additional premises (“Additional Premises”) previously or hereafter leased by Tenant, including, without limitation, any Additional Premises leased pursuant to any option to increase the size of the Premises (e.g., a right of first offer).  Notwithstanding anything in this Section to the contrary, if Tenant leases Additional Premises, and if the Termination Option does not become null and void as a result of leasing such Additional Premises pursuant to the terms of this Section, then the Lease with respect to the Additional Premises shall remain in full force and effect following the Termination Date.

10.          Extension Option.  Notwithstanding anything to the contrary contained herein, Landlord hereby grants to Tenant the option to extend the Term (“Extension Option”) for 1 period of 5 years (“Extension Term”) commencing when the Term expires in accordance with and subject to each of the following terms and conditions:

                                a.             Extension Notice.  If Tenant desires to exercise an Extension Option, Tenant shall give Landlord irrevocable written notice (the “Extension Notice”) (subject to revocation only under Section e. hereof) of Tenant’s exercise of an Extension Option, which shall be delivered by U.S. certified mail, return receipt requested.  The Extension Notice must be received by Landlord no later than the date that is 9 full months prior to the date that the Extension Term would start and no earlier than the date that is 12 full months prior to the date that the Extension Term would start.  Time is of the essence with respect to Landlord’s receipt of the Extension Notice and all other deadlines in this Section.

                                b.             Terms of Extension Terms.  During any Extension Term, all of the terms and conditions of the Lease (excluding any terms, conditions and options specifically applicable to only the initial or any prior Term) except where specifically modified by this Section shall apply.  Tenant shall have no additional extension option.

                                c.             Rent for Extension Terms.  The Rent payable during an Extension Term shall be the Market Rate on the date the Extension Term commences.

                                d.             Definition of Market Rate.  The term “Market Rate” shall mean the amount that a willing, comparable renewal tenant would pay and a willing, comparable landlord of a similar building in the same submarket would accept at arm’s length for similar space, giving appropriate consideration to all relevant factors, including, without limitation, the following matters:  (i) annual rental rates per rentable square foot; (ii) the type of escalation clauses (including, but without limitation, operating expenses, real estate taxes, electrical costs and CPI) and the extent of liability under the escalation clauses (i.e., whether determined on a “net lease” basis or by increases over a particular base year or base dollar amount); (iii) rent abatement provisions reflecting free rent and/or no rent during the lease term; (iv) length of lease term; (v) quality, size, utility and location of premises being leased;  (vi) whether other renewal tenants are receiving tenant improvements or refurbishment allowances; (vii) size and credit standing of Tenant; and (viii) other generally applicable terms and conditions of tenancy for similar space.  In no event shall Landlord be obligated to provide Tenant with a tenant improvement or refurbishment allowance.  The Market Rate may also designate periodic rental increases, a new base year(s) and similar economic adjustments.  The Market Rate shall be the Market Rate in effect as of the beginning of the Extension Term, even though the determination may be made in advance of that date, and the parties may use recent trends in rental rates in determining the proper Market Rate as of the beginning of the Extension Term.  The Market Rate will be an effective rate, not specifically including, but accounting for, the appropriate economic considerations described above.

                                e.             Determination of Market Rate – Baseball Arbitration.  If Tenant exercises an Extension Option (in accordance with Section a hereof), Landlord shall determine the Market Rate by using its good faith judgment.  Landlord shall provide Tenant with written notice (“Landlord’s Notice”) of such amount within 30 days after Tenant exercises such Extension Option.  Tenant shall have 20 days (“Tenant’s Review Period”) after receipt of Landlord’s Notice within which to reject such Market Rate.  In the event Tenant fails to timely reject in writing such Market Rate, then such Market Rate shall be deemed accepted.  In the event Tenant timely rejects in writing such Market Rate, Landlord and Tenant shall attempt to agree upon such Market Rate, using their best good faith efforts.  If Landlord and Tenant fail to reach agreement within 15 days following Tenant’s Review Period (“Outside Agreement Date”), then the parties shall each within 10 days following the Outside Agreement Date appoint a real estate broker who shall be licensed in the State or Commonwealth in which the Premises are located and who specializes in the field of commercial office space leasing in the market in which the Premises are located, has at least 5 years of experience and is recognized within the field as being reputable and ethical.  If one party does not timely appoint a broker, then the broker appointed by the other party shall promptly appoint a broker for such party.  Such two individuals shall each determine within 10 days after their appointment such Market Rate.  If such individuals do not agree on Market Rate, then the two individuals shall, within 5 days, render separate written reports of their determinations and together appoint a third similarly qualified individual having the qualifications described above.  If the two brokers are unable to agree upon a third individual, the individual shall be appointed by the presiding judge of the county court for the county in which the Premises is located, or, if he or she refuses to act, by any judge having jurisdiction over the parties  The third individual shall within 10 days after his or her appointment make a determination of such Market Rate. The third individual shall determine which of the determinations of the first two individuals is closest to his own and the determination that is closest shall be final and binding upon the parties, and such determination may be enforced in any court of competent jurisdiction.  Landlord and Tenant shall each bear the cost of its broker and shall share equally the cost of the third broker.  If for any reason the Market Rate shall not have been determined prior to the commencement of the Extension Term, then, until the Market Rate and, accordingly, the Rent shall have been finally determined, the Rent payable for and during the Extension Term shall be equal to the Market Rate proposed by Landlord.  If upon final determination of the Market Rate, it shall have been determined that the Rent payable for and during the Extension Term shall be different than the Rent actually paid by Tenant for the Extension Term, then an appropriate adjustment shall be made to the Rent actually paid by Tenant and (i) Tenant shall pay Landlord the amount due, if any, as a result of such adjustment within 5 business days of the determination of the Market Rate, and (ii) Tenant shall be entitled to a credit against future Rent in the amount of the amount due, if any, as a result of such adjustment.

                                f.              Tenant’s Default.  Notwithstanding the foregoing, (a) Tenant shall have no right to exercise an Extension Option or deliver an Extension Notice at any time in which an event exists which, with notice or lapse of time or both, would constitute a material default under the Lease, and any delivery of an Extension Notice during such period of time shall be null and void and of no effect, (b) if a material default occurs under the Lease prior to Tenant’s exercise of an Extension Option (in accordance with Section a. hereof), the Extension Option shall automatically become null and void, and (c) if after Tenant’s exercise of an Extension Option (in accordance with Section a. hereof) but before the commencement of an Extension Term an event exists which, with notice or lapse of time or both, would constitute a material default under the Lease, then Landlord may elect, but is not obligated, by written notice given to Tenant to cancel and declare null and void Tenant’s exercise of the Extension Option, and the Lease shall continue in full force and effect for the full Term hereof unaffected by Tenant’s exercise of the Extension Option.  If Landlord does not cancel Tenant’s exercise of the Extension Option, Tenant shall cure the default within the period of time specified in the Lease.

                                g.             No Extension Option After Transfer.  The Extension Option is personal to the originally named Tenant in the Lease or Lease amendment to which this Section is attached.  If a Transfer occurs, the Extension Option shall be deemed null and void and neither Tenant nor any assignee, subtenant or other transferee shall have the right to exercise such option.  This condition may be waived in writing by Landlord at its sole and absolute discretion and may not be used by Tenant as a means to negate the effectiveness of Tenant’s exercise of an Extension Option.

                                h.             Occupancy of Premises.  The Extension Option may only be exercised while Tenant is occupying the entire Premises, and at Landlord’s election any delivery of an Extension Notice during any period of time in which Tenant is not occupying the entire Premises shall be null and void and of no effect.

                i.              No Extension Option After Exercise of Certain Options.  Notwithstanding anything in the Lease to the contrary, (a) if Tenant exercises any option contained in the Lease, if any, to terminate the Lease or reduce the size of the Premises, the Extension Option shall automatically become null and void upon such exercise, and (b) if Tenant exercises an Extension Option, any termination options, cancellation options, or options to reduce the size of the Premises, if any, shall automatically become null and void upon such exercise.

                                 j.             Brokerage Commissions.  Tenant shall be liable for all brokerage commissions payable to any broker(s) representing Tenant related to any extension pursuant to this Section except to the extent Landlord is responsible for any such commissions pursuant to a separate written agreement with such broker(s).

                                 k.            Amendment to Lease.  Promptly after the determination of the Market Rate, Landlord shall deliver to Tenant an amendment to the Lease to reflect the Extension Term.  Within 10 days thereafter, Tenant shall execute and return the amendment.  If Tenant fails to return the amendment within such 10 day period, at Landlord’s written election, Tenant’s rights under this Section shall be deemed terminated.

11.          Recapture of Premises.  If Tenant abandons or vacates the Premises or fails to continuously operate in the Premises for a period of 30 consecutive days, Landlord shall have the right to market the Premises for lease, and upon obtaining a tenant for the Premises, recapture the Premises and terminate this Lease as to the Premises by written notice to Tenant.  If Landlord terminates this Lease, Tenant, on a monthly basis following receipt of any invoice from Landlord, shall pay Landlord an amount equal to the difference between the Rent that was payable under this Lease for the Premises through the remainder of the Term that was in effect immediately prior to termination (including any exercised renewal options but excluding any unexercised renewal options) and the rent actually received by Landlord for the remainder of such Term from any third party tenant of the Premises.  In addition, Tenant, within 30 days after receipt of demand from Landlord, shall reimburse Landlord for all of Landlord’s reasonable costs of reletting the Premises.  If Landlord elects to recapture the Premises and terminate the Lease as to the Premises, Tenant shall remove all personal property (and any improvements that Tenant is required to remove pursuant to the provisions of this Lease) from the Premises within 15 days of Landlord’s election, failing which Landlord shall have the right (in addition to Landlord’s other rights under this Lease or Laws), but not the obligation, to: (a) provide for the storage of such property at Tenant’s expense, or (b) take title to such property, which title shall pass to Landlord under this Lease as a bill of sale, without additional payments or credit from Landlord to Tenant.

12.          Indemnity by Landlord.  Notwithstanding the provisions of the Lease to the contrary, Tenant shall not be required to indemnify and hold Landlord harmless from any loss, cost, liability, damage or expense (collectively "Claims"), to any person, property or entity resulting from the gross negligence or willful misconduct of Landlord or its agents or employees, in connection with Landlord's activities at the Project, and Landlord hereby indemnifies and saves Tenant harmless from any Claims resulting from Landlord’s gross negligence or willful misconduct.  Tenant's agreement to indemnify and hold Landlord harmless pursuant to the Lease, the exclusion from Tenant's indemnity set forth above, and the agreement by Landlord to indemnify and hold Tenant harmless set forth above are not intended to, and shall not relieve any insurance carrier of its obligations under policies required to be carried by Landlord or Tenant pursuant to the provisions of the Lease to the extent that such policies cover the results of such acts or conduct.  Notwithstanding the forgoing, in no event shall Landlord be liable to Tenant for consequential damages, lost profits or punitive damages.

13.          Server Room.    Notwithstanding Section 11.5 of this Lease, so long as the server room size is not expanded beyond the size shown on the Space Plan (as defined in Exhibit E), Tenant shall (a) not be required to have a Separate HVAC Unit for its server room, (b) not be required to install a submeter to separately meter electricity to the sever room, (c) not be required to pay any additional amounts for electricity serving the server room (including electricity used during non-business hours), and (d) be provided HVAC to the server room 24 hours per day.

14.          Delay in Delivery – Abatement.  Notwithstanding the foregoing, if Tenant executes and delivers this Lease to Landlord on or before November 20, 2009, and if the Commencement Date has not occurred by the Completion Abatement Date (as defined below), Tenant shall be entitled, as Tenant’s sole and exclusive remedy, to 1 day of abated Base Rent with respect to the Premises for each day of delay in the Commencement Date beyond the Completion Abatement Date (not to exceed a maximum of 60 days of abated Base Rent).  As used herein, “Completion Abatement Date” means the Estimated Commencement Date plus the number of days of Tenant Delays and the number of Force Majeure Delay Days.  As used herein, “Force Majeure Delay Days” means any delay in the Commencement Date as a result of a Force Majeure Event.

15.          Disabilities Laws.  Notwithstanding anything in this Lease to the contrary, Landlord and Tenant acknowledge that, in accordance with the provisions of the Americans with Disabilities Act of 1990 (the "ADA"), responsibility for compliance with the terms and conditions of Title III of the ADA, as amended from time to time, and all regulations and guidelines issued by authorized agencies with respect thereto, may be allocated as between Landlord and Tenant.  Notwithstanding anything to the contrary contained in the Lease, Landlord and Tenant agree that the responsibility for compliance with the ADA and similar State laws (collectively, the "Disabilities Laws") shall be allocated as follows:  (i) Tenant shall be responsible for compliance with the provisions of the Disabilities Laws with respect to the Premises, including restrooms, if any, located within the Premises, and (ii) Landlord shall be responsible for compliance with the provisions of the Disabilities Laws (except to the extent Tenant is required to reimburse Landlord therefor through Operating Expenses) with respect to the exterior of the Building, parking areas, sidewalks and walkways, and any and all areas appurtenant thereto, together with all common areas of the Building not included within the Premises, other than compliance that is necessitated by the use of the Premises by Tenant or necessitated by installations, additions or alterations made by Tenant (which risk, expense and responsibility shall be borne by Tenant).  The allocation of responsibility for compliance with the Disabilities Laws between Landlord and Tenant, and the obligations of Landlord and Tenant established by such allocations, shall supersede any other provisions of the Lease that may contradict or otherwise differ from the requirements of this section.    Furthermore, Landlord and Tenant acknowledge and agree that the Improvements (as defined in Exhibit E) shall be constructed in compliance with the Disabilities Laws.

16.          Self Help.

(a)          Self Help Right.  Notwithstanding Section 13.3 of this Lease, if Landlord is in default hereunder in the performance of Landlord’s repair and/or maintenance obligations pertaining to the Premises contained in Section 7.1 of this Lease (excluding any repair and/or maintenance obligations pertaining to the common areas of Building systems), and the Premises are unusable or there is an imminent danger of harm to Tenant’s employees or its property, then Tenant may proceed to take the required action (the “Self Help”) upon delivery of an additional 5 business days advance written notice to Landlord (in addition to the initial notice required by Section 13.3 of this Lease) specifying that Tenant intends to take such required action.  Tenant shall cause the Self Help to be performed in compliance with all Laws and in such a manner as to avoid material interference with the use or occupancy of the Project by other tenants.

(b)          Reimbursement.  Tenant shall be entitled to prompt reimbursement by Landlord of Tenant's reasonable costs and expenses in performing the Self Help but shall have no right to offset such costs and expenses against Tenant’s monetary obligations under this Lease if Landlord fails to promptly reimburse Tenant.  Tenant shall not be entitled to reimbursement until Tenant has provided Landlord with reasonable documentation that it has paid for such repair and/or maintenance and has provided Landlord with valid unconditional mechanic's lien releases.

                 (c)          Contractors.  In performing Self Help, Tenant shall use only those contractors used by Landlord in the Project for similar work unless such contractors are unwilling or unable to perform such work in a timely manner at reasonably competitive rates (vis-à-vis other qualified contractors), in which event Tenant may utilize the services of any other qualified contractor which normally and regularly performs similar work in comparable projects.  Tenant shall require the contractors to provide evidence of commercially reasonable insurance coverage before performing any maintenance and/or repair, and shall ensure that Landlord is named as an additional insured on such insurance policy(s).

                                 (d)          Request for Warranty Information.  Tenant shall include, in its written notice of its intent to resort to Self Help, a request for all pertinent information regarding any warranties which might be in effect regarding the particular repairs, maintenance, or replacements to be made.  Landlord shall provide such warranty information within 5 business days of a request thereof.  Once supplied with such pertinent warranty information, Tenant shall observe and abide by the terms and conditions of said warranties.

                                 (e)          Breach or Nonobservance of Warranties.  If Tenant: (i) does not request pertinent warranty information prior to resorting to Self Help, (ii) breaches any term or condition of said warranties, or (iii) does not fully observe all of the terms and conditions of said warranties, then Tenant shall be liable to Landlord for any and all claims, actions, damages, and expenses in connection with such breach or nonobservance.

                                 (f)           Failure to Furnish Information.  Notwithstanding the provisions of subsection (e) hereof, if Landlord does not furnish the warranty information within the 5 business-day period specified by subsection (d) hereof, then Tenant shall not be held accountable for the breach or nonobservance of the terms or provisions thereof as long as all such repairs, maintenance, and replacements are performed in accordance with the terms of this Lease.

17.          Non-Business Hours HVAC.  Landlord shall provide Tenant with HVAC between 7:00 a.m. and 8:00 a.m. Monday through Friday at no charge, excluding Holidays.

EXHIBIT D-1

First Offer Space

EXHIBIT E

WORK LETTER AGREEMENT

(Build-to-Suit With Space Plan Attached)

                This Work Letter Agreement ("Agreement") is attached a Standard Office Lease (the "Lease") covering certain premises (the "Premises") more particularly described in Exhibit A attached to the Lease.  In consideration of the mutual covenants hereinafter contained, Landlord and Tenant hereby agree as follows:

1.             Tenant Improvement Coordinator.  Within three (3) days after the Lease is executed by Landlord and Tenant, Landlord and Tenant shall each designate in writing the name of one person who shall be that party's tenant improvement representative.  All communication concerning the tenant improvements shall be directed to the appropriate party's tenant improvement representative.  Tenant shall not have the right or authority to instruct Landlord's contractor to take any action.  Any action Tenant desires Landlord's contractor to take shall be communicated by Tenant to Landlord's tenant improvement representative, and Landlord's tenant improvement representative shall give the necessary instructions to the contractor.

2.             Plans and Specifications.

                2.1          Space Plan.  Attached hereto as Exhibit 1 and incorporated herein by this reference is a space plan which has been approved by Landlord and Tenant (the "Space Plan").  The Space Plan describes the improvements (the "Improvements") which will be made to the Premises by Landlord.  Except as set forth in the Space Plan, Landlord shall not be obligated to make any other improvements to the Premises.  Subject to the requirements of Section 4 below, Tenant shall have the right to request changes to the Space Plan.  In the event Tenant requests a change to the Space Plan, Tenant shall pay any increased costs which result from the change requested by Tenant and any delay in the completion of the Improvements caused by such changes shall constitute a Tenant Delay (as defined below).  In the event that Tenant requests a change to the Space Plan, Landlord shall have the right to approve the change in Landlord’s sole and absolute discretion.  Landlord shall not be obligated to make the change unless and until the amount of any increased costs resulting from the change has been paid by Tenant to Landlord.

                2.2          Plans.  Based on the approved Space Plan, Landlord shall cause to be prepared detailed plans and working drawings (the "Plans") for the construction of the Improvements.  The Plans shall be consistent with the Space Plan and shall incorporate the use of Landlord's building standard improvements (the "Standards").  Tenant acknowledges that the Space Plan may not comply with applicable codes and government regulations and that the Plans may require deviations from the Space Plan in order for Landlord to obtain a building permit.  The estimated Commencement Date (as defined in the Basic Lease Provisions) shall be extended for any delays in obtaining a building permit resulting from the insufficiency of the Space Plan or the Plans or any delays resulting from changes in the Plans required by the applicable governmental regulatory agency reviewing the Plans.  Tenant hereby acknowledges and agrees that Landlord shall have the right to prepare the Plans in a way that complies with applicable governmental laws and regulations, even if the Plans deviate from the specifications of the Space Plan.  Tenant acknowledges that it will be responsible for paying the cost of making modifications to the Plans and obtaining required governmental approvals and building permits if said costs result from changes requested by Tenant.  In the event that Tenant requests a change to the Plans and said change is approved by Landlord, Tenant shall pay to Landlord the increased costs resulting from the change, and Landlord shall not be obligated to make the change unless and until the amount of any increased costs resulting from the change has been paid by Tenant to Landlord, and any delay resulting from such changes in the Plans shall constitute Tenant Delay.

                2.3          Tenants' Costs.  Notwithstanding anything to the contrary contained in this Agreement, if the Space Plan specifically provides that any item set forth on the Space Plan shall be paid for by Tenant, the cost of said item shall be paid by Tenant to Landlord before Landlord's contractor commences construction of the Improvements.  In addition, the cost of computer or telephone wiring or any cost associated with the design, purchasing or installation of furniture, fixtures or equipment (collectively, "FF&E"), shall be paid by Tenant, at Tenant's sole expense.  References to or depictions of FF&E on the Space Plan or the Plans shall not be interpreted to obligate Landlord to pay costs or expenses associated with the purchase or installation of FF&E.

3.             Specifications for Building Standard Improvements.  Specifications and details for the Standards are available from Landlord.  Except as specified in Section 4 below, the Space Plan and Plans shall be consistent with the Standards, and no deviations shall be permitted from the Standards without Landlord's consent as set forth in Section 4 below.

4.             Grounds for Disapproval.  Tenant may request deviations from the Standards provided that the deviations ("Non-Standards") shall not be of lesser quality than the Standards.  Landlord shall not be required to approve any Non-Standards that are not acceptable to Landlord, in Landlord’s sole and absolute discretion.  If Landlord approves a Non-Standard, and the Non-Standard costs more than the Standard (due to material or installation costs), Tenant shall pay such increased costs, and Landlord shall not be obligated to use a Non-Standard until the amount of any increased costs resulting from the use of the Non-Standard has been paid by Tenant to Landlord.

5.             Construction of Improvements.

                5.1          Construction.  Within a reasonable period, Landlord shall instruct its contractor to commence construction of the Improvements.

                5.2          Completion.  Landlord shall endeavor to cause the contractor to substantially complete construction of the Improvements in a diligent manner, but Landlord shall not be liable for any loss or damage as a result of delays in construction or delivery of possession of the Premises.

6.             Commencement Date.  The Commencement Date under the Lease shall be governed by Section 3 of the Lease.  However, any delay beyond the estimated Commencement Date in the substantial completion of the Improvements as a result of the following shall constitute "Tenant Delay":

                6.1          Tenant's request for Non-Standards, whether as to materials or installation, that extend the time it takes to obtain necessary building permits or other governmental authorizations or the construction period;

                6.2          Tenant's changes in the Space Plan or the Plans; or

                6.3          Any act or omission of Tenant constituting a Tenant Delay under the terms of this Agreement or the Lease; or

                6.4          Any other acts or omissions of Tenant, Tenant's agents, employees and contractors that delays the completion of the Improvements.

7.             Damages for Tenant Delay. Tenant shall pay to Landlord an amount equal to one thirtieth (1/30th) of the Base Rent due for the first full calendar month of the Lease term for each day of Tenant Delay.  For purposes of the foregoing calculation, the Base Rent payable for the first full calendar month of the term of this Lease shall not be reduced by any abated rent, conditionally waived rent, free rent or similar rental concessions, if any.  Landlord and Tenant agree that the foregoing payment constitutes a fair and reasonable estimate of the damages Landlord will incur as the result of a Tenant Delay.  Within thirty (30) days after Landlord tenders possession of the Premises to Tenant, Landlord shall notify Tenant of Landlord's reasonable estimate of the date Landlord could have delivered possession of the Premises to Tenant but for the Tenant Delays.  After delivery of said notice, Tenant shall immediately pay to Landlord the amount described above for the period of Tenant Delay.

8.             Incorporation.  This Agreement is and shall be incorporated by reference in the Lease, and all of the terms and conditions of the Lease are and shall be incorporated herein by this reference.  Capitalized terms included in this Agreement shall have the same meaning as capitalized terms included in the Lease.

Exhibit 1 to Work Letter Agreement

(Space Plan)